UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    PRIMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2017

To our fellow stockholders:

Fiscal 2016 was a year of significant accomplishment for Primerica. Our Board of Directors continues to work to create stockholder value and achieve success through effective business strategies, performance-aligned compensation programs and thoughtful risk management. We remain committed to serving middle-income households throughout the United States and Canada and have created a culture that aligns the needs of our clients, our sales force and our employees. Although this letter highlights a few of our company’s accomplishments, we strongly encourage you to review the entire proxy statement for a more comprehensive discussion of our achievements in fiscal 2016.

Financial Accomplishments

We are proud of the results that we delivered in fiscal 2016, including:

•	Growth in diluted operating earnings per share of 21.7% compared to fiscal 2015;

•	Net operating income return on adjusted stockholders’ equity (ROAE) of 19.0%;

•	Return to stockholders in the form of $150 million in share repurchases; and

•	Increase in annual stockholder dividends to $0.70 per share.

In addition, our total stockholder return, including dividends, for 2016 and the five-year period of 2011 through 2016 was 48.3% and 215.1%, respectively.

Distribution Accomplishments

We experienced our strongest year of distribution growth since becoming a public company in 2010. Highlights were that:

•	Life-licensed sales representatives increased 9.5% to 116,827 at December 31, 2016 compared with 106,710 at December 31, 2015;

•	Recruiting of new representatives increased 15.2% to 262,732 compared with 228,115 in fiscal 2015;

•	New life insurance licenses increased 12.8% to 44,724 compared with 39,632 in fiscal 2015;

•	Issued term life insurance policies increased 14.7% to 298,244 compared with 260,059 in fiscal 2015;

•	Term life insurance claims paid to policy beneficiaries was $1.2 billion;

•	Record client asset values at December 31, 2016 of $52.3 billion;

•	Investment and Savings product sales in fiscal 2016 of $5.6 billion; and

•	The number of mutual fund-licensed sales representatives increased to 23,750 at December 31, 2016.

Continued Alignment of Compensation and Performance

Our compensation philosophy includes a strong commitment to provide compensation programs that link executive pay to company and personal performance. The Compensation Committee of our Board of Directors spent significant time and resources in 2016 discussing and reviewing our executive compensation program with independent experts as part of our continuing effort to appropriately align compensation with performance. As part of this effort, the Compensation Committee is focused on ensuring that our key executives are incentivized to execute on the strategic priorities of our company. Please read a message from the Compensation Committee beginning on page 37.

Leading Corporate Governance Practices

Complementing our financial and distribution performance is our company’s commitment to corporate governance, including:

•	Implementation in early 2016 of majority voting for directors in uncontested elections;

•	Annual election of directors;

•	A significant percentage of diversity among our directors;

•	An independent Lead Director complemented by a non-executive Chairman of the Board; and

•	Annual outreach to stockholders that own in the aggregate in excess of 75% of our outstanding common stock.

We strongly encourage all of our stockholders to convey their views and vote promptly. We look forward to seeing you at the Annual Meeting. If you cannot attend in person, then you may listen to a live webcast of the Annual Meeting at our investor relations website, http://investors.primerica.com. On behalf of our management and directors, we want to thank you for your continued support of, and confidence in, our company.

Sincerely,

D. RICHARD WILLIAMS	GLENN J. WILLIAMS
Non-Executive Chairman of the Board	Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 17, 2017, at 10:00 a.m., local time

Place	The Primerica Theater located in Primerica’s home office, One Primerica Parkway, Duluth, Georgia 30099

Items of Business	•	To elect the eleven directors nominated by our Board of Directors and named in the accompanying Proxy Statement (Proposal 1);

•	To approve the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan (Proposal 2);

•	To consider an advisory vote on executive compensation (“Say-on-Pay”) (Proposal 3);

•	To consider an advisory vote to determine stockholder preference on the frequency of the Say-on-Pay vote (“Say-When-on-Pay”) (Proposal 4);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 5); and

•	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date	March 21, 2017. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the expense and burden of additional solicitation.

E-Proxy Process	We are taking advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this “e-proxy” process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting.

On or about April 5, 2017, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of our common stock as of March 21, 2017, other than those stockholders who previously requested electronic or paper delivery of communications from us. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card you received for information on how to vote your shares and to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on May 17, 2017. The Proxy Statement and the Annual Stockholders Report are available free of charge at www.proxyvote.com.

By Order of Our Board of Directors,

STACEY K. GEER

Chief Governance Officer and Corporate Secretary

Duluth, Georgia

April 5, 2017

Primerica 2017 Proxy Statement	i

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2017 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”)

➤ Date and Time	May 17, 2017, at 10:00 a.m., local time

➤ Place	The Primerica Theater located in Primerica’s home office, One Primerica Parkway, Duluth, Georgia 30099

➤ Record Date	March 21, 2017 (the “record date”)

➤ Voting	Stockholders as of the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

➤ Admission	Attendance at the Annual Meeting will be limited to stockholders of Primerica as of the record date or their authorized representatives.

On or about April 5, 2017, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of our common stock as of the record date, other than those stockholders who previously requested electronic or paper delivery of communications from us.

Voting Matters and Voting Recommendations

See “Matters To Be Voted On” beginning on page 1 for more information.

Proposal	Board Vote Recommendation
1. Election of eleven directors	“FOR” each director nominee
2. Approval of the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan (the “Amended Plan”)	“FOR”
3. Advisory vote on executive compensation (“Say-on-Pay”)	“FOR”
4. Advisory vote on the frequency of the Say-on-Pay vote (“Say-When-on-Pay”)	“FOR” an annual Say-on-Pay vote
5. Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2017 (“fiscal 2017”)	“FOR”

ii	Freedom Lives Here™

PROXY SUMMARY

Executive Compensation Matters

See “Executive Compensation” beginning on page 37 for more information.

On April 1, 2015, Mr. Glenn Williams was promoted to Chief Executive Officer (“Chief Executive Officer” or “CEO”) and Mr. Peter Schneider was promoted to President. Also as of that date, former Co-Chief Executive Officer Mr. Rick Williams was appointed non-executive Chairman of the Board and former Co-Chief Executive Officer Mr. John Addison was appointed non-executive Chairman of Primerica Distribution, and both continued to serve as members of our Board of Directors (the “Board” or our “Board of Directors”). As described in this Proxy Statement, these actions impacted executive compensation for the year ended December 31, 2016 (“fiscal 2016”) and the year ended December 31, 2015 (“fiscal 2015”).

The Compensation Committee of our Board of Directors (the “Compensation Committee”) structured our executive compensation program to pay for performance and, over the long term, to provide compensation to our executive officers that is market competitive. Further, it is structured so that a meaningful percentage of compensation is tied to the achievement of challenging levels of corporate and personal performance objectives. The Compensation Committee was pleased with management’s achievements and the Company’s performance in fiscal 2016, particularly the following:

•	Operating revenues and net operating income in fiscal 2016 improved 7.8% and 13.5%, respectively, compared with fiscal 2015;

•	Net operating income return on adjusted stockholders’ equity (“ROAE”) improved to 19.0% for fiscal 2016 compared with 16.9% for fiscal 2015; and

•	The size of our life-licensed sales force increased 9.5% to 116,827 at December 31, 2016 compared with 106,710 at December 31, 2015.

Set forth below is a brief description of our executive compensation program.

•	Compensation for our executive officers includes base salary, annual cash incentive awards and long-term equity awards.

•

Each of our Executive Team members (identified in “Executive Compensation — Compensation Discussion and Analysis (“CD&A”)) has a maximum permissible award that is equal to a designated percentage of operating income before income taxes.

•	The Compensation Committee set cash award targets for each Executive Team member at the beginning of 2016.

•

Annual cash incentive awards were earned based on the Company’s achievement of pre-determined performance goals related to operating revenues, net operating income, ROAE and size of life-licensed sales force at year end. As a result of these metrics, each of our Executive Team members received a corporate performance award equal to 131.8% of the target award.

•

Long-term equity awards granted to our Executive Team members in 2016 consisted of restricted stock units (“RSUs”), non-qualified stock options and, for the first time, performance stock units (“PSUs”). These awards were granted in February 2016 based on personal and team performance versus targets for fiscal 2015. The RSUs and stock options vest in equal installments over three years. The PSUs will be earned based on the Company’s ROAE over a three year performance period of 2016 through 2018, and the executives will receive between 0% and 150% of the awarded shares in March 2019.

Primerica 2017 Proxy Statement	iii

PROXY SUMMARY

•

Based on the achievement of personal performance objectives in fiscal 2015, the Compensation Committee determined to pay each of our Executive Team members 120% of his or her target equity award in fiscal 2016. Mr. William A. Kelly received a payout equal to 120% based on his personal performance.

•

Beginning with the February 2017 grant, the dollar value of the equity grants to our Executive Team is fixed. These equity grants were awarded 50% in RSUs and 50% in PSUs. Further, the personal performance factor used to determine the value of equity awards was eliminated. Instead, the short-term incentive plan now includes a personal performance factor that can increase or decrease cash payouts by up to 20%. The core of the short-term incentive plan remains the same, with awards based on performance relative to a set of corporate performance metrics.

•	Each of our Executive Team members has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

How to Cast Your Vote

See “Information About Voting and the Annual Meeting — How Do l Vote?” beginning on page 81 for more information.

Stockholders of record can vote by any of the following methods:

•	Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you received;

•	By telephone through the number noted on your proxy card (if you received a proxy card);

•	By signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	By attending the Annual Meeting and voting in person.

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MATTERS TO BE VOTED ON

Proposal 1:

Election of Eleven Directors

•

What am I voting on? Stockholders are being asked to elect each of the eleven director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2017 and until his or her successor is elected and qualified.

•	Voting Recommendation: “FOR” the election of the eleven director nominees.

•	Vote Required: A director will be elected if the number of shares voted “FOR” that director exceeds the number of votes “AGAINST” that director.

See “Board of Directors” beginning on page 21 for more information.

We ask that our stockholders elect the eleven director nominees named below to our Board of Directors to serve a one-year term commencing at the Annual Meeting. Our Board of Directors implemented majority voting in uncontested elections in early 2016. As a result, each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “AGAINST” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee of our Board (the “Corporate Governance Committee”) would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and rationale behind it. In a contested election – a circumstance we do not anticipate at the Annual Meeting – director nominees are elected by a plurality vote. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. The following table provides summary information about each director nominee, all of whom currently serve on our Board.

Name	Age	Occupation	Independent	Date Joined Our Board
John A. Addison, Jr.	59	Non-Executive Chairman of Primerica Distribution	No	October 2009
Joel M. Babbit	63	Co-Founder and Chief Executive Officer, Narrative Content Group, LLC	Yes	August 2011
P. George Benson	70	Former President, The College of Charleston	Yes	April 2010
Gary L. Crittenden	63	Private Investor	Yes	July 2013
Cynthia N. Day	51	President and Chief Executive Officer, Citizens Bancshares Corporation	Yes	January 2014
Mark Mason	47	Chief Financial Officer, Institutional Clients Group, Citigroup Inc.	Yes	March 2010
Robert F. McCullough	74	Private Investor	Yes	March 2010
Beatriz R. Perez	47	Chief Sustainability Officer and SVP of Partnerships, Innovation, Licensing and Retail, The Coca-Cola Company	Yes	May 2014
D. Richard Williams	60	Non-Executive Chairman of the Board	No	October 2009
Glenn J. Williams	57	Chief Executive Officer	No	April 2015
Barbara A. Yastine	57	Private Investor and Independent Director	Yes	December 2010

Primerica 2017 Proxy Statement	1

MATTERS TO BE VOTED ON

Each director nominee attended at least 80% of the aggregate of all meetings of our Board of Directors and each committee of which he or she was a member during fiscal 2016.

Effective April 1, 2015, our Board of Directors elected Mr. G. Williams to the Board and promoted him to Chief Executive Officer. The remaining ten directors have served at least since the 2014 Annual Meeting of Stockholders. Unless otherwise instructed, the members of the Proxy Committee (as defined in “Information About Voting and the Annual Meeting”) will vote the proxies held by them “FOR” the election to our Board of Directors of the nominees named above.

Proposal 2:

Approval of the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan

•	What am I voting on? The Board is asking our stockholders to approve the Second Amended and Restated Primerica Inc. 2010 Omnibus Incentive Plan.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares present in person or represented by valid proxy and entitled to vote.

See “Executive Compensation” beginning on page 37 for more information.

Background

On March 31, 2010, our Board of Directors and our then sole stockholder adopted the original Primerica, Inc. 2010 Omnibus Incentive Plan, which was amended and restated by the Compensation Committee in March 2011 and approved by our stockholders in May 2011 (the “Existing Plan”). The Compensation Committee has adopted the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan, subject to the approval of our stockholders, and we ask that the stockholders approve the Amended Plan at the Annual Meeting.

The Amended Plan provides for the following key changes to the Existing Plan, among other changes, along with the primary reason(s) for each such change:

Summary of Proposed Change	Reason for Proposed Change
Increases the shares of our common stock available for issuance to 12,200,000 from 10,800,000	The Compensation Committee is asking to expand the shares available for issuance under the Amended Plan such that the shares are expected to last for at least three years.
Adds a cap of $400,000 on annual equity awards permitted to be granted to each non-employee director and $200,000 on annual cash fees permitted to be paid to each non-employee director	The Compensation Committee believes it is a best practice for stockholders to approve a cap on director compensation.
Imposes a minimum vesting period of three years on equity awards to executive officers	It has become a best practice for equity awards to executives to include a minimum vesting period.
Clarifies clawback provisions applicable to employees and members of the sales force	The clawback provisions were clarified by separating the provisions that apply to employees from the provisions that apply to members of the sales force.
Permits taxes to be withheld based on the maximum statutory tax rate	The Compensation Committee may decide not to implement this provision, but it is intended to align the Amended Plan with the Internal Revenue Code of 1986, as amended (the “Code”).

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MATTERS TO BE VOTED ON

The purposes of the Amended Plan are to align the long-term financial interests of employees, directors, members of our sales force and other service providers of Primerica with those of our stockholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies, and to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company.

The Amended Plan permits the grant of cash awards as well as stock options, stock units including RSUs, restricted stock, deferred stock, stock appreciation rights (“SARs”), performance awards and other stock-based awards (collectively, “stock awards”). Individuals eligible to receive awards under the Amended Plan include employees, directors, consultants and advisors of the Company and its subsidiaries as well as members of our independent contractor sales force. As of December 31, 2016, there were ten non-employee directors, five executive officers, approximately 300 employees (other than executive officers) and approximately 4,700 members of our sales force who were eligible to receive awards under the Existing Plan and who would have been eligible to receive awards under the Amended Plan if then in effect.

Plan Benefits

We expect to issue annual RSUs to our employees, including the executive officers named in this Proxy Statement (referred to as our named executive officers). In addition, members of our Executive Team are expected to receive annual PSU awards. Provided that the recipient of the awards remains employed by us, the RSUs typically vest in equal annual installments over three years, subject to accelerated vesting in the event of the participant’s involuntary termination of employment other than due to disability or for cause. PSUs are paid out after the end of a three-year performance period.

We expect to continue to offer members of our sales force the opportunity to earn deferred stock awards through our quarterly incentive compensation program. Deferred stock awards generally vest immediately but are subject to sale restrictions that lapse over three years. All members of the sales force at the level of regional vice president or above are eligible to participate in the quarterly incentive compensation program.

Future equity grants under the Amended Plan (as well as any performance-based cash bonuses granted under the Amended Plan) will be made to eligible participants (including our named executive officers and other employees, directors, consultants, advisors and members of our sales force) at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Amended Plan will depend on a number of factors, including the fair market value of our common stock on future dates. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary cash awards or equity grants under the Amended Plan. The Company is not obligated to make any future grants of awards under the Amended Plan.

Performance Criteria

Awards granted under the Amended Plan may be subject to specified performance criteria (the “Performance Criteria”), which are based on the attainment by the Company, or any subsidiary or business unit of the Company, of performance measures pre-established by the Compensation Committee in its sole discretion, based on one or more of the following:

•	Return on total stockholder equity;

•	Earnings per share of our common stock;

•	Net income (before or after taxes);

•	Earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•	Sales or revenues;

•	Return on assets, capital or investment;

•	Market share;

•	Cost reduction goals;

Primerica 2017 Proxy Statement	3

MATTERS TO BE VOTED ON

•	Implementation or completion of critical projects or processes;

•	Cash flow;

•	Gross or net profit margin;

•	Achievement of strategic goals;

•	Growth and/or performance of the Company’s sales force;

•	Operating service levels; and

•	Any combination of, or a specified increase in, any of the foregoing.

The Performance Criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) or to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee in its sole discretion may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria. Performance Criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. The Compensation Committee, in its sole discretion, shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company, any subsidiary of the Company or the financial statements of the Company or any such subsidiary, in response to changes in applicable laws or regulations, including changes in U.S. generally accepted accounting principles (“GAAP”), or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

A summary of the principal features of the Amended Plan is provided below, but is qualified in its entirety by reference to the full text of the Amended Plan that is included as Exhibit A to this Proxy Statement. Exhibit A has been marked to show changes from the Existing Plan.

Shares Available for Issuance

Under the Existing Plan, the aggregate number of shares of our common stock that may be issued may not exceed 10,800,000 shares. As of February 28, 2017, 748,972 shares were available for future grant under the Existing Plan. Under the Amended Plan, the maximum aggregate number of shares that may be issued would be 12,200,000, and 2,148,972 of those shares would be available for future grant as of February 28, 2017 if the Amended Plan were then in effect. If any stock award granted under the Amended Plan expires or is cancelled, forfeited or otherwise terminated, without having been delivered in full, or if any stock award is reacquired or repurchased by the Company prior to vesting, the shares covered by such stock award would again be available for use under the Amended Plan.

Administration and Eligibility

The Amended Plan is administered by the Compensation Committee. To the extent required for employees subject to Section 162(m) of the Code, the plan administrator consists of an independent committee of the Board that complies with the applicable requirements of Section 162(m) of the Code and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee determines which employees, directors, consultants, advisors, and members of our sales force are eligible to receive awards under the Amended Plan. In addition, the Compensation Committee interprets the Amended Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Amended Plan or any awards granted under the Amended Plan as it deems appropriate.

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MATTERS TO BE VOTED ON

Award Limits

In any calendar year, no more than one million shares may be granted in stock awards to any one participant. In addition, the Amended Plan establishes a cap of $400,000 on annual equity awards permitted to be granted to each non-employee director and $200,000 on annual cash fees permitted to be paid to each non-employee director.

Types of Awards

All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as provided in the Amended Plan. The following types of awards may be made under the Amended Plan:

Restricted Stock.    A restricted stock award is an award of outstanding shares of our common stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to indicate a voting preference with respect to the shares underlying their awards.

Deferred Stock.    A deferred stock award is an unfunded, unsecured promise to deliver shares of our common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period (unless the awards are subject to performance-vesting criteria).

Stock Units.    A stock unit is an award denominated in shares of our common stock that may be settled either in shares or cash, subject to terms and conditions determined by the Compensation Committee.

Nonqualified Stock Options.    A nonqualified stock option is a stock option that does not meet the requirements of Section 422 of the Code as described below or with respect to which the grant agreement provides that the stock option is not to be treated as an incentive stock option. A stock option grants a participant the right to purchase, upon satisfaction of the applicable conditions relating to vesting and exercisability determined by the Compensation Committee, a specified number of shares of our common stock at a stated exercise price for a specified period of time.

Incentive Stock Options.    An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include (among other requirements) an exercise price of no less than 100% of fair market value of our common stock on the grant date, a term of no more than ten years, and that the grant is from a plan that has been approved by stockholders. A stock option will not constitute an incentive stock option if its terms provide that it will not be treated as an incentive stock option.

Stock Appreciation Rights.    A SAR entitles the participant to receive an amount equal to the difference between the fair market value of a share of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the fair market value of a share of our common stock as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or shares of our common stock.

Stock Payments.    Subject to limits in the Amended Plan, the Compensation Committee may issue unrestricted shares of our common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee determines. A stock payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as performance-based compensation for

Primerica 2017 Proxy Statement	5

MATTERS TO BE VOTED ON

purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Cash Awards.    The Compensation Committee may issue awards that are payable in cash, as deemed by the Compensation Committee to be consistent with the purposes of the Amended Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria. The Amended Plan provides that the maximum amount of a cash award that may be granted during any annual performance period to any employee subject to Section 162(m) of the Code may not exceed $10 million.

Reimbursement or Cancellation of Certain Awards

Awards granted under the Amended Plan may be subject to forfeiture if, after termination of employment or service, the participant engages in certain activities that are materially injurious to or in competition with Primerica. Certain awards may be subject to forfeiture or repayment if they were based on: (i) performance metrics that are later determined to be materially inaccurate; or (ii) error, fraud or misconduct by a member of the sales force or his or her sales organization. In addition, the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if it determines that an award that was granted, vested or paid based on the achievement of performance criteria would have not been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements.

Deferrals

The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as such Committee determines in its sole discretion. In addition, the Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent Primerica or any subsidiary from being denied a federal income tax deduction with respect to an award granted under the Amended Plan. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of awards constituting deferred compensation under Section 409A of the Code, where such postponement would cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which various types of compensation may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Adjustments

The Amended Plan provides that the Compensation Committee will make appropriate equitable adjustments to the maximum number of shares available for issuance under the Amended Plan and other limits stated in the Amended Plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in our capital structure (including a change in the number of shares of the outstanding common stock) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations.

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The Compensation Committee, in its sole discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or Primerica.

Change of Control

The Amended Plan provides that, unless otherwise set forth in a participant’s award agreement or employment agreement, all awards that are assumed or substituted in connection with a Change of Control transaction (as defined in the Amended Plan) will become fully vested, exercisable and free of restrictions, and any performance conditions on those awards will be deemed to be achieved if the participant’s employment or service is terminated by the Company without Cause (as defined in the Amended Plan) within 24 months following the Change of Control. In addition, the Amended Plan provides that, unless otherwise set forth in a participant’s award agreement, all awards that are not assumed or substituted in connection with the Change of Control transaction will become fully vested, exercisable and free of restrictions and any performance conditions on those awards will be deemed to be achieved immediately upon the occurrence of the Change of Control transaction.

In addition, in the event of a Change of Control transaction, the Compensation Committee may, in its sole discretion so long as doing so would not result in adverse tax consequences under Section 409A of the Code, provide that each award will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per share of our common stock in the Change of Control over the exercise or purchase price (if any) per share of our common stock subject to the award, multiplied by the number of shares of the our common stock subject to the award.

Amendment and Termination

The Amended Plan may be further amended or terminated by the Board at any time, but no amendment may be made without stockholder approval if it would materially increase the number of shares available under the Amended Plan, materially expand the types of awards available under the Amended Plan or the class of persons eligible to participate in the Amended Plan, materially extend the term of the Amended Plan, materially change the method of determining the exercise price of an option or SAR granted under the Amended Plan, delete or limit the prohibition against repricing, or otherwise require approval by stockholders in order to comply with applicable law or the rules of the New York Stock Exchange (“NYSE”). Notwithstanding the foregoing, with respect to awards subject to Section 409A of the Code, any termination, suspension or amendment of the Amended Plan must conform to the requirements of Section 409A. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the Amended Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

United States Federal Income Tax Consequences of Plan Awards

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Amended Plan based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock.    A participant generally will not be taxed at the time of the grant of the restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time.

Employees may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax

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previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, Primerica will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Deferred Stock.    A participant will generally not recognize taxable income on a deferred stock award until shares subject to the award are distributed. Upon distribution, the fair market value of the shares of our common stock will be recognized as ordinary income. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.

Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant, including any dividend equivalent payments made to the participant.

Stock Units.    Awards of stock units are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards.

Nonqualified Stock Options.    Generally, a participant will not recognize taxable income on the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of our common stock received on the date of exercise and the option cost (number of shares exercised multiplied by the exercise price per share). Primerica will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Incentive Stock Options.    No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, Primerica will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option. However, the excess of the fair market value over the exercise price of the shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired.

If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such disqualifying disposition will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Primerica will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights.    Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash -settled) or the difference between the fair market value of our common stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will

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recognize ordinary income upon the exercise of a SAR regardless of whether the shares of our common stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, Primerica will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.

Stock Payments.    A participant will generally recognize taxable income on the grant of unrestricted stock in an amount equal to the fair market value of the shares on the grant date. Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Cash Awards.    A participant will generally recognize taxable income upon the payment of a cash award in an amount equal to the amount of the cash received. Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Withholding.    To the extent required by law, Primerica will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as Primerica deems advisable to enable Primerica and the participant to satisfy withholding and tax obligations related to any awards. Under the Amended Plan, Primerica may withhold taxes related to awards based on the maximum statutory tax rate.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information relating to our equity compensation plans at December 31, 2016.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders:
Primerica, Inc. Amended and Restated 2010 Omnibus Incentive Plan	601,669	(1)	$44.75	(2)	901,122	(3)
Primerica, Inc. Stock Purchase Plan for Agents and Employees	—		—		1,986,291	(4)

Total	601,669		$44.75		2,887,413

Equity compensation plans not approved by stockholders	n/a		n/a		n/a

(1)	Consists of 438,265 and 145,019 shares to be issued in connection with unvested RSUs and outstanding stock options, respectively. Also includes 18,385 PSUs of which between zero and 27,577 shares will be earned based on the Company’s ROAE over a three year performance period that commenced on January 1, 2016. Refer to footnotes 12 and 14 in the Company’s audited financial statements for fiscal 2016 included in the Company’s Annual Report on Form 10-K for fiscal 2016 for additional information regarding the Company’s outstanding equity awards.
(2)	Represents the weighted average exercise price of 145,019 stock options outstanding.
(3)	The number of shares of our common stock available for future issuance under the Existing Plan is 10,800,000 less the cumulative number of awards granted under the plan plus the cumulative number of awards canceled under the plan. If the Amended Plan had been in effect at December 31, 2016, the number of shares available for future issuance under the Amended Plan would have been 2,301,122.
(4)	Represents shares of our common stock, which have already been issued and are outstanding, available to be purchased by employees and agents under the plan. The number of outstanding shares available to be purchased is 2,500,000 less the cumulative number of shares purchased to date under the plan.

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Proposal 3:

Advisory Vote on Executive Compensation (Say-on-Pay)

•	What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers in this Proxy Statement.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares present in person or represented by valid proxy and entitled to vote.

See “Executive Compensation” beginning on page 37 for more information.

In 2011, our stockholders recommended that we hold a Say-on-Pay vote every three years and our Board of Directors agreed to that recommendation. As a result, we most recently sought stockholder approval of our executive compensation program in conjunction with our 2014 Annual Meeting of Stockholders. At such meeting, approximately 99.5% of votes were cast in favor of our executive compensation program.

This year, we are again providing our stockholders with the opportunity to cast an advisory Say-on-Pay vote. The Say-on-Pay vote is required by Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the related rules of the Securities and Exchange Commission (the “SEC”). The Say-on-Pay vote is not binding on the Company, our Board of Directors or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against our executive compensation program as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis (“CD&A”)”, our executive compensation program is designed to attract, motivate, and retain our named executive officers, each of whom is critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals, and the realization of increased stockholder value. The Compensation Committee continually reviews and modifies the compensation program for our named executive officers to ensure that it achieves the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Please read the CD&A section for additional details about our executive compensation program, including information about the compensation of our named executive officers for fiscal 2016.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers, as well as the philosophy, policies and practices described in this Proxy Statement. Our stockholders have the opportunity to vote for or against, or to abstain from voting on, the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in such proxy statement.”

Proposal 4:

Advisory Vote on the Frequency of the Say-on-Pay Vote (Say-When-on-Pay)

•	What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the frequency of future advisory votes on executive compensation.

•	Voting Recommendation: “FOR” the option of annually.

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•

Vote Required: The option of every “one year,” “two years” or “three years” that receives the highest number of affirmative votes by those shares present in person or represented by proxy and entitled to vote will be the recommendation of the stockholders.

We are providing our stockholders with the opportunity to cast an advisory Say-When-on- Pay vote. Under Section 14A of the Exchange Act, the provisions of the Dodd-Frank Act and related SEC rules, this vote was required to be held at our 2011 Annual Meeting of Stockholders and not less frequently than once every six years thereafter. We are required to give our stockholders the opportunity to express a preference among three options: whether the Say-on-Pay vote will occur every one year, every two years, or every three years. Stockholders may also choose to abstain from voting on the matter. The Say-When-on-Pay vote is not binding on the Company, our Board of Directors or the Compensation Committee.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Primerica and, therefore, our Board recommends that you vote in favor of an annual advisory vote on executive compensation. In formulating its recommendation, our Board considered the importance of receiving regular input from our stockholders on important issues, such as our compensation policies and procedures. In addition, our executive compensation program has become more sophisticated since we became an independent public company in April 2010; therefore, we believe it would be most useful to enhance transparency for stockholders and to provide them with the opportunity to provide more direct annual feedback on the program to the Compensation Committee. Further, an annual Say-on-Pay vote has become viewed as the best practice in corporate governance.

The proxy card and voting instruction form give you four options: you can choose whether the Say-on-Pay vote should be conducted every year, every other year, or every three years, or you can abstain. Stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Although the Say-When-on-Pay vote is non-binding, the Board and the Compensation Committee will consider the results of the Say-When-on-Pay vote, as well as other communications from stockholders in determining the frequency of future Say-on-Pay votes. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the non-binding option recommended by our stockholders. Unless otherwise instructed, the Proxy Committee will vote proxies held by them in favor of an annual Say-on-Pay vote as described above.

In accordance with SEC rules, our stockholders may vote, on an advisory basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. The Board believes conducting an advisory vote on executive compensation on an annual basis is currently appropriate for us and our stockholders.

Our stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years or three years, or they may abstain from voting in response to the following resolution:

RESOLVED, that the Company’s stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every:

•	one year

•	two years or

•	three years.

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Proposal 5:

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

•

What am I voting on? The Board is asking our stockholders to ratify the selection by the Audit Committee of our Board (the “Audit Committee”) of KPMG as our independent registered public accounting firm for fiscal 2017.

•	Voting Recommendation: “FOR” the ratification of our independent registered public accounting firm.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the shares present in person or represented by valid proxy and entitled to vote.

See “Audit Matters” beginning on page 71 for more information.

We ask that our stockholders ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2017.

The Audit Committee has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2017, as well as the Company’s internal control over financial reporting. Although stockholder ratification of the appointment of KPMG is not required, our Board of Directors believes that submitting the appointment to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment of KPMG, then the Audit Committee will reconsider the appointment. We paid KPMG an aggregate of $2.7 million in fiscal 2016 and $2.6 million in fiscal 2015.

One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

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GOVERNANCE

Our Board oversees the business and affairs of the Company, and our directors believe that good corporate governance is a critical factor in our continued success and also aligns management and stockholder interests. Through the corporate governance page of our investor relations website at http://investors.primerica.com, our stockholders have access to key governing documents such as our Code of Conduct, Corporate Governance Guidelines and charters of each committee of the Board.

The highlights of our corporate governance program are set forth below:

Board Structure

•	72.7% of the Board Consists of Independent Directors

•	Independent Lead Director of the Board

•	Separate Non-Executive Chairman of the Board and CEO roles

•	Independent Audit, Compensation and Corporate Governance Committees

•	Regular Executive Sessions of Independent Directors

•	Annual Board and Committee Self-Assessments

•	Periodic Director Peer Reviews

•	Significant Number of Directors that Demonstrate Racial and Gender Diversity

Stockholder Rights

•	Annual Election of Directors

•	Majority Voting for Directors in Uncontested Elections

•	No Poison Pill in Effect

•	Annual Stockholder Engagement to Discuss Corporate Governance and Executive Compensation

•	Multiple Avenues for Stockholders to Communicate with the Board

Other Highlights

•	Stock Ownership Guidelines

•	Pay for Performance Philosophy

•	Broad Clawback Provisions in the Existing Plan and the Amended Plan

•	Policies Prohibiting Hedging, Pledging and Short Sales

•	No Excise Tax Gross-Ups

Board Structure

Our Board currently consists of eleven directors. The Company’s governance documents provide our Board with flexibility to select the appropriate leadership structure for the Company. Currently, the Company has a non-executive Chairman of the Board and a Lead Director. Our Board believes that this structure is the most appropriate leadership structure for the Company at this time and is in the best interests of our stockholders because it provides decisive and effective leadership and, when combined with the Company’s other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by our Board.

Mr. R. Williams has served as non-executive Chairman of the Board since April 2015. He previously served as Chairman of the Board and

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Co-Chief Executive Officer. Mr. G. Williams has served as Chief Executive Officer since April 2015. He previously served as President since 2005. Mr. Benson, one of our independent directors and Chairman of the Corporate Governance Committee, has served as the Lead Director of our Board since February 2014 and joined our Board in April 2010. As the primary interface between management and our independent directors, the Lead Director provides a valuable supplement to the non-executive Chairman and the Chief Executive Officer roles and serves as a key contact for the non-employee directors, thereby enhancing our Board’s independence from management. The responsibilities of our Chairman of the Board and our Lead Director are set forth below.

Duties and Responsibilities of Chairman of the Board	Duties and Responsibilities of Lead Director

•    Preside over Board meetings and meetings of non-employee directors

•    Call special meetings of our Board

•    Approve agendas for Board meetings

•    Review advance copies of Board meeting materials

•    Preside over stockholder meetings

•    Facilitate and participate in formal and informal communications with and among directors

•    Review interested party communications directed to our Board and take appropriate action

• Preside at all Board meetings at which the Chairman of the Board is not present • Call meetings of independent directors and set the agenda for such meetings

•    Preside at all meetings of independent directors and at all executive sessions of independent directors

•    Review Board meeting agendas and provide input to the Chairman of the Board

•    Communicate with management on behalf of the independent directors when appropriate

•    Act as liaison between the Chairman of the Board, the CEO and members of the Board on sensitive issues

•    Lead the annual Board self-assessment periodic peer review

•    Lead the annual CEO evaluation

•    Lead the CEO succession process

All directors play an active role in overseeing the Company’s business both at our Board and committee levels. In addition, directors have full and free access to members of management, and our Board and each committee has authority to retain independent financial, legal or other advisors as they deem necessary without consulting, or obtaining the approval of, any member of management. Our Board holds separate executive sessions of its non-employee directors and of its independent directors at least annually.

Director Independence

Independence Determinations

Mr. R. Williams, Chairman of the Board, and Mr. Addison, Chairman of Primerica Distribution, are not independent because they were employed by the Company within the past three years. Mr. G. Williams, Chief Executive Officer, is not independent because he is a member of management and an employee of the Company.

Our Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict

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of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Primerica and its subsidiaries and research conducted by management and discussed with our Board with respect to outside affiliations, our Board has determined that none of the outside directors who served on our Board during fiscal 2016 has or had a material relationship with Primerica other than through his or her role as director, and, except as set forth above, each is independent because he or she satisfies:

•	The categorical standards set forth below;

•	The independence standards set forth in Rule 10A-3 of the Exchange Act; and

•	The criteria for independence set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

A determination of independence under these standards does not mean that a director is disinterested under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and our full Board may also consider whether any director is interested in any transaction brought before our Board or any of its committees for consideration.

Independence of Committee Members

Throughout fiscal 2016, the Audit, Compensation and Corporate Governance Committees have been fully independent in accordance with the NYSE Listed Company Manual and our Board’s director independence standards described above. In fiscal 2016, no member of these committees received any compensation from Primerica other than directors’ fees, and no member of the Audit Committee was or is an affiliated person of Primerica (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards of audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Members of the Compensation Committee meet the additional standards applicable to outside directors under Section 162(m) of the Code, and qualify as non-employee directors as defined in Rule 16b-3 under the Exchange Act.

Categorical Standards of Independence

The Company has established categorical standards of independence for our Board, which are described in our Corporate Governance Guidelines. To be considered independent for purposes of the director qualification standards, (i) the director must meet independence standards under the NYSE Listed Company Manual and (ii) our Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To assist it in determining each director’s independence in accordance with the NYSE’s rules, our Board has established guidelines, which provide that a director will be deemed independent unless:

(a)	(1) the director is an employee, or an immediate family member of the director is an executive officer, of the Company or any of its affiliates, or (2) the director was an employee, or the director’s immediate family member was an executive officer, of the Company or any of its affiliates during the immediately preceding three years;

(b)	(1) the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation from the Company or any of its affiliates, or an immediate family member of the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation for services as an executive officer of the Company or any of its affiliates, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (2) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the immediately preceding three years;

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(c)	(1) the director is a current partner or employee of a firm that is the Company’s internal or independent auditor, (2) an immediate family member of the director is a current partner of such a firm, (3) an immediate family member of the director is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member of the director was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time period;

(d)	(1) an executive officer of the Company serves on the board of directors of a company that, at the same time, employs the director, or an immediate family member of the director, as an executive officer, or (2) Primerica and the company of which the director or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(e)	(1) the director is a current executive officer or employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or two percent (2%) of such other company’s consolidated gross revenues, or (2) Primerica and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(f)	the director serves as an executive officer, director or trustee, or his or her immediate family member who shares the director’s household serves as an executive officer, director or trustee, of a charitable organization, and within the last three years, discretionary charitable contributions by the Company to such organization, in the aggregate in any one year, exceed the greater of $1 million or 2% of that organization’s total annual charitable receipts;

(g)	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

(h)	the director has, or his or her immediate family member has, a personal services contract with the Company; or

(i)	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company.

Board Diversity

Diversity is very important to us. We strive to offer an inclusive business environment that offers and benefits from diversity of people, thought and experience. This also holds true for our Board. Pursuant to our Corporate Governance Guidelines our Board annually reviews the appropriate skills and characteristics of its members in light of the current composition of our Board, and diversity is one of the factors used in this review. In addition, in identifying a director candidate, the Corporate Governance Committee and our Board consider and discuss diversity, among the other factors discussed under “— Director Nomination Process,” with a view toward the role and needs of our Board as a whole. The Corporate Governance Committee and our Board generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the successful functioning of our Board.

Director Nomination Process

In discharging its responsibility for director nominations, the Corporate Governance Committee receives input from the Chairman of the Board, other directors and, if applicable, the Corporate Governance Committee’s independent professional search firm. It also

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considers and evaluates any candidates recommended by our stockholders, as described below.

Our Board has determined that its members should bring to the Company a broad range of experience, knowledge and judgment. A successful board candidate must be prepared to represent the interests of the Company and all its stockholders, not the interests of particular constituencies. The Corporate Governance Committee and our Board have not established specific minimum age, education, years of business experience or specific types of skills for potential candidates. The factors considered by the Corporate Governance Committee and our Board in their review of potential candidates include whether:

•	The candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

The candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization that indicates that the candidate will be able to make a meaningful and immediate contribution to our Board;

•

The candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the Company operates;

•	The candidate has financial expertise;

•

The candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

•	The candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and

•	The candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The Corporate Governance Committee carefully reviews all current directors and director candidates in light of these factors based on the context of the current and anticipated composition of our Board, the current and anticipated operating requirements of the Company and the long-term interests of our stockholders. In reviewing a candidate, the Corporate Governance Committee considers the integrity of the candidate and whether the candidate would be independent as defined in the Corporate Governance Guidelines and the NYSE Listed Company Manual. The Corporate Governance Committee expects a high level of involvement from our directors and, if applicable, reviews a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

The Corporate Governance Committee decides whether to further evaluate each candidate, which would include a thorough reference check, interviews, and discussions about the candidate’s qualifications, availability and commitment. The Corporate Governance Committee reviews the results of all interviews and makes a recommendation to our Board with respect to the election of a potential candidate to our Board. Our Board expects that all candidates recommended to our Board will have received the approval of all members of the Corporate Governance Committee.

Any stockholder who wishes to have the Corporate Governance Committee consider a candidate for election to our Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Other Stockholder Information — Procedures for Business Matters and Director Nominations for Consideration at the 2018 Annual Meeting of Stockholders — Notice Requirements for Nomination of Directors.” A proposed nomination that does not comply with these

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GOVERNANCE

requirements will not be considered by the Corporate Governance Committee. There are no differences in the manner in which the Corporate Governance Committee considers or evaluates director candidates it identifies and director candidates who are recommended by our stockholders.

Board Evaluation Process

The Company’s Corporate Governance Guidelines require that the Corporate Governance Committee conduct an annual review of Board performance and further requires that each standing committee conduct an annual evaluation of its own performance. To facilitate those evaluations, each independent committee prepares a written self-assessment questionnaire that is completed by the members of the committee. In addition, the Corporate Governance Committee prepares a written Board-assessment questionnaire that is completed by all of the members the Board. The questions are designed to gather suggestions to improve Board and committee effectiveness and solicit additional feedback. The Board self-assessment is conducted at a different time during the year than the committee self-assessments, so that the directors have more time to reflect on the functioning of the Board as a whole. The Corporate Secretary compiles the results of each self-assessment and shares those results with all directors. The committee chairs lead discussions during their committee meetings of the results of the self-assessments, highlighting areas that require additional attention. The Corporate Governance Committee discusses the Board self-assessment and the Lead Director leads a discussion of the self-assessment among the full Board. Management then discusses with the Lead Director specific items that require additional attention and a plan is developed to address the key takeaways. For fiscal 2017, the Corporate Governance Committee has retained a third party to facilitate the Board and Committee assessments, which will include interviews as well as director peer reviews.

Board’s Role in Risk Oversight

Our Board is ultimately responsible for the establishment of our risk management framework, and responsibility for significant risk management policies resides with the Audit Committee under powers delegated by our Board. Our Board believes that having a former Co-Chief Executive Officer serve as non-executive Chairman of the Board provides our Board with a unique perspective on risk oversight. Our senior executives are responsible for collaborating with the Audit Committee to provide oversight with respect to the risk management process, as well as to prioritize and validate key risks. Management is responsible for implementing the Board-approved risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. Management periodically reports to the Audit Committee on the effectiveness of its management of key business risks.

Each Board committee is responsible for monitoring and reporting on the material risks associated with its respective subject matter areas:

Board Committee	Risk Management Oversight
Audit Committee	Responsible for the oversight of our accounting and financial reporting processes, the integrity of our financial statements, and potential conflicts of interest
Compensation Committee	Responsible for the oversight of risks associated with our compensation practices
Corporate Governance Committee	Responsible for the oversight of our corporate governance risks, including director independence and succession planning

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In terms of overseeing the broader company-wide risk management program, the Audit Committee is responsible for ensuring that all risk areas are being monitored by senior management and that all risk management matters are being reported to our Board or appropriate Board committee and are being addressed as needed. Additionally, our Board collectively reviews, and is responsible for, risks associated with our strategic plans.

In fiscal 2016, management’s Business Risk and Control Committee regularly monitored the major risks facing the Company and presented a risk profile and quarterly status updates to the Audit Committee. The Company’s General Counsel regularly briefs our Board, and the Company’s Chief Internal Auditor regularly briefs, and meets in executive session with, the Audit Committee. The Audit Committee uses the results of its discussions with the Company’s Chief Internal Auditor to monitor the audit schedule for the internal audit group.

Communicating with Our Board of Directors

Our stockholders and other interested persons may communicate with our directors by addressing such communications to them in care of the Company’s Corporate Secretary, at the Company’s principal executive office located at One Primerica Parkway, Duluth, Georgia 30099. Our stockholders and other interested persons may also communicate with our directors by sending an e-mail message as follows:

•	With our Board, to boardofdirectors@primerica.com;

•	With the Audit Committee, to auditcommittee@primerica.com;

•	With the non-employee directors, to nonemployeedirectors@primerica.com; or

•	With the Chairman of the Board, to chairman@primerica.com.

In accordance with a policy approved by the Audit Committee, the Company’s Chief Governance Officer (or, solely with respect to matters that are not reasonably likely to have legal implications for the Company, the Company’s Chief Compliance and Risk Officer) is required to:

•	Report communications of concerns relating to accounting, finance, internal controls or auditing matters to the Audit Committee;

•	Investigate communications of concerns relating to conduct of employees, including concerns related to internal policies;

•	Report communications of concerns relating to non-compliant behavior, such as allegations of violations of the Company’s Code of Conduct or antitrust violations, to the Audit Committee; and

•	Determine whether to maintain or discard certain communications received.

If the correspondence is specifically marked as a private communication to our Board (or a specific member or members of our Board), then the Corporate Secretary will not open or read the correspondence, and will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our investor relations website for the most current means of communicating with our directors.

Stockholder Engagement

Consistent with the process we have followed since 2013, in late fiscal 2016 we invited the Company’s top stockholders, which together represented over 75% of our outstanding shares, to speak with management about topics important to them. We were pleased with the stockholder feedback, which indicated that our stockholders are generally satisfied with the Company’s corporate governance and executive compensation practices as well as the format and content of the proxy statement. This feedback was reviewed by our Board of Directors and the relevant committees.

Role of Compensation Consultant

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent consultant for fiscal 2016 and

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determined that the Company would not retain Pearl Meyer for any projects without the prior consideration and consent of the Compensation Committee. Pearl Meyer’s responsibilities for fiscal 2016 included:

•	Reviewing drafts of meeting agendas, materials, and minutes, as requested;

•	Reviewing major management proposals;

•	Bringing any concerns or issues to the attention of the Compensation Committee Chair;

•	Evaluating the competitiveness of executive and director pay;

•	Preparing materials for the Compensation Committee in advance of meetings;

•	Attending Compensation Committee meetings;

•	Reviewing and commenting on compensation-related proxy disclosures;

•	Reviewing the Compensation Committee Charter;

•	Reviewing executive compensation tally sheets;

•	Being available for additional consultation to the Compensation Committee Chair; and

•	Undertaking special projects at the request of the Compensation Committee Chair.

See “Executive Compensation — Compensation Discussion and Analysis (“CD&A”) — Fiscal 2016 Executive Compensation — The Compensation Setting Process — Compensation Consultant.”

Code of Conduct

The Company’s Code of Conduct applies to all employees, directors, and officers of the Company and its subsidiaries. The Code of Conduct is posted on the Corporate Governance page of our investor relations website at http://investors.primerica.com and is available in print, free of charge, to our stockholders who request a copy. The Company also has made available an Ethics Hotline, which permits employees to anonymously report a violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on the Company’s investor relations website.

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BOARD OF DIRECTORS

Board Members

The following information about each member of our Board of Directors includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications attributes or skills that caused the Corporate Governance Committee and our Board of Directors to determine that each individual should be nominated to serve as one of our directors.

JOHN A. ADDISON, JR.

Board Committees: None	Public Directorships: None
Chairman of Primerica Distribution Age: 59 Director Since October 2009

Mr. Addison has served as the non-executive Chairman of Primerica Distribution since April 2015 and as Chairman of Primerica Distribution from March 2010 through March 2015. He served as the Company’s Co-Chief Executive Officer from 1999 through March 2015 and served the Company in various capacities since 1982 when he joined us as a business systems analyst. He has served in numerous officer roles with Primerica Life Insurance Company (“Primerica Life”), a life insurance underwriter, and Primerica Financial Services, Inc., a general agent, both of which are subsidiaries of Primerica. He served as Vice President and Senior Vice President of Primerica Life, as well as Executive Vice President and Group Executive Vice President of Marketing. In 1995, he became President of the Primerica operating unit of Citigroup Inc. (“Citigroup”) and was promoted to Co-Chief Executive Officer in 1999. Mr. Addison is President and Chief Executive Officer of Addison Leadership Group LLC, is Leadership Editor of Success Magazine, and serves on the Board of the National Monuments Foundation. Mr. Addison received his B.A. in Economics from the University of Georgia and his M.B.A. from Georgia State University.

Mr. Addison brings to our Board his 15 years of experience as our Co-Chief Executive Officer and over 30 years of understanding the Company and our business, along with general management and marketing expertise.

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BOARD OF DIRECTORS

JOEL M. BABBIT

Board Committees: Corporate Governance	Public Directorships: None

Co-Founder and Chief Executive Officer of Narrative Content Group, LLC (formerly MNN Holding Company, LLC)) Age: 63 Director Since August 2011

Mr. Babbit is the Co-Founder and Chief Executive Officer of Narrative Content Group, LLC (formerly MNN Holding Company, LLC) (“NCG”), one of the leading resources for the production and distribution of digital content. Prior to launching NCG in 2009, Mr. Babbit spent more than 20 years in the advertising and public relations industry, creating two of the largest advertising agencies in the Southeastern US – Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP Group’s Grey Global Group). Following the acquisition of 360 by Grey Global Group in 2002, Mr. Babbit served as President and Chief Creative Officer of the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP Group’s GCI, a public relations firm, and as Executive Vice President and General Manager for the New York office of advertising agency Chiat/Day Inc. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City of Atlanta and as a member of the Mayor’s cabinet. He received an A.B.J. degree from the University of Georgia.

Mr. Babbit brings to our Board over 20 years of experience in marketing and advertising, his management experience, his expertise in social media and his experience as an entrepreneur.

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BOARD OF DIRECTORS

P. GEORGE BENSON

Lead Director Board Committees: Corporate Governance (Chair) Audit	Public Directorships: AGCO Corporation Crawford & Company Former Public Directorships: Nutrition 21, Inc.
Former President of the College of Charleston Age: 70 Director Since April 2010

Since July 2014, Mr. Benson has been Professor of Decision Sciences at the College of Charleston. Mr. Benson served as the President of the College of Charleston from February 2007 through June 2014. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. From July 1993 to June 1998, Mr. Benson served as Dean of the Rutgers Business School at Rutgers University and, prior to that, Mr. Benson was on the faculty of the Carlson School of Management at the University of Minnesota. Mr. Benson currently serves as Chairman of the Board of Directors for the Foundation for the Malcolm Baldrige National Quality Award, was Chairman of the Board of Overseers for the Baldrige Award Program from 2004 to 2007 and was a national judge for the Baldrige Award from 1997 to 2000. Mr. Benson also serves on the Board of Directors of AGCO Corporation and Crawford & Company. Mr. Benson received a B.S. degree in Mathematics from Bucknell University, completed graduate work in operations research in the Engineering School of New York University and earned a Ph.D. in business from the University of Florida.

Mr. Benson brings to our Board significant expertise in academics, senior management, corporate governance, strategic planning, and risk and asset management. In particular, our Board considered his experience managing the College of Charleston’s staff of more than 2,000, budget of more than $250 million and endowment of more than $80 million, as well as his service on the boards of directors of other public companies and as a member of their audit committees.

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BOARD OF DIRECTORS

GARY L. CRITTENDEN

	Board Committees: Audit	Public Directorships Zions Bancorporation Former Public Directorships: Staples Inc. Ryerson Inc. TJX Companies
Private Investor Age: 63 Director Since July 2013

Mr. Crittenden has been a private investor, and has served as a non-employee Executive Director of HGGC, LLC (“HGGC”), a California-based middle market private equity firm, since January 2017. He previously served as a Managing Partner of HGGC from July 2009 to January 2017, Chairman from August 2013 to January 2017 and Chief Executive Officer from April 2012 to August 2013. From March 2009 to July 2009, Mr. Crittenden was Chairman of Citi Holdings, an operating segment of Citigroup that comprises financial services company Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios, and from March 2007 to March 2009 he served as Chief Financial Officer of Citigroup. He served as the Chief Financial Officer of the American Express Company from 2000 to 2007. Prior to American Express, he was the Chief Financial Officer of Monsanto, Sears Roebuck and Company, Melville Corporation and Filene’s Basement. On three separate occasions, the readers of Institutional Investor Magazine named Mr. Crittenden one of the “Best CFOs in America.” Mr. Crittenden spent the first twelve years of his career at Bain & Company, an international management consulting firm, where he became a partner. Mr. Crittenden also serves on the Board of Directors of Zions Bancorporation. He received a B.S. Degree from Brigham Young University and an M.B.A. from Harvard Business School.

Mr. Crittenden brings to our Board expertise in general management, finance and accounting, strategic planning, risk and asset management, investment banking and capital markets, as well as experience serving on the boards of directors of several large public companies.

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BOARD OF DIRECTORS

CYNTHIA N. DAY

Board Committees: Audit Corporate Governance	Former Public Directorships: Aaron’s, Inc.
President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank Age: 51 Director Since January 2014

Ms. Day has been the President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank since February 2012. Citizens Bancshares Corporation was a publicly held corporation until January 2017. She served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from February 2003 to January 2012 and served as its acting President and Chief Executive Officer from January 2012 to February 2012. She previously served as the Executive Vice President and Chief Operating Officer and in other capacities of Citizens Federal Savings Bank of Birmingham from 1993 until its acquisition by Citizens Trust Bank in 2003. Before joining Citizens Trust Bank, she served as an audit manager for KPMG. Ms. Day also serves on the Board of Directors of Aaron’s. Inc., the National Banker’s Association, and the Atlanta Area Council of Boy Scouts of America. She is a member of the Georgia Society of CPAs, and a member of the Rotary Club of Atlanta. Ms. Day received a B.S. degree from the University of Alabama.

Ms. Day brings to our Board experience as the chief executive officer of a publicly held company as well as expertise in general management, mergers and acquisitions (“M&A”), government and regulatory affairs, finance and accounting, strategic planning, risk and asset management and corporate governance. She also has experience serving on the boards of directors of several public companies. In addition, the customer base served by Citizens Bancshares is very similar to that served by the Company, giving her a great understanding of their buying habits, the products they purchase and effective marketing and communication methods.

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BOARD OF DIRECTORS

MARK MASON

Board Committees: Compensation	Public Directorships: None
Chief Financial Officer of the Institutional Clients Group of Citigroup Age: 47 Director Since March 2010

Mr. Mason has been the Chief Financial Officer of the Institutional Clients Group of Citigroup since September 2014. He previously served as Chief Executive Officer of Citi Private Bank, a division of Citigroup’s Institutional Clients Group, from May 2013 to September 2014; as Chief Executive Officer of Citi Holdings, an operating segment of Citigroup that comprises Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios, from January 2012 to May 2013; and as Chief Operating Officer of Citi Holdings from January 2009 to December 2011. Mr. Mason joined Citigroup in 2001 and has also served as the Chief Financial Officer and Head of Strategy and M&A for Citigroup’s Global Wealth Management Division, Chief of Staff to Citigroup’s Chairman and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for Citigroup Real Estate Investments and Vice President of Corporate Development at Citigroup. Prior to joining Citigroup, Mr. Mason held various positions at Lucent Technologies, Marakon Associates, a strategy consulting firm, and Goldman, Sachs & Co. He received a Bachelor of Business and Administration in Finance from Howard University and an M.B.A. from Harvard Business School.

Mr. Mason brings to our Board expertise in general management, finance, strategic planning, M&A, and investment banking and capital markets.

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BOARD OF DIRECTORS

ROBERT F. MCCULLOUGH

Board Committees: Audit (Chair) Compensation	Public Directorships: Acuity Brands, Inc. Former Public Directorships: Schweitzer-Mauduit International, Inc. Comverge, Inc. Mirant Corporation
Private Investor Age: 74 Director Since March 2010

Mr. McCullough has been a private investor since January 2007. He previously was Senior Partner of the investment fund manager Invesco Ltd. (formerly AMVESCAP PLC) from June 2004 to December 2006. Prior thereto, he was Chief Financial Officer of AMVESCAP PLC from April 1996 to May 2004. Mr. McCullough joined the New York audit staff of Arthur Andersen LLP in 1964, served as Partner from 1972 until 1996, and served as Managing Partner in Atlanta from 1987 until 1996. Mr. McCullough also serves on the Board of Directors of Acuity Brands. He received his B.B.A. in Accounting from the University of Texas at Austin.

Mr. McCullough brings to our Board expertise in senior management, finance and accounting, corporate governance, and M&A. In particular, our Board considered his broad perspective in accounting, financial controls and financial reporting matters and his extensive audit experience based on his lengthy career in public accounting and his experience serving as the chairman of the audit committees and governance committees of several public companies.

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BOARD OF DIRECTORS

BEATRIZ R. PEREZ

Board Committees: Compensation	Former Public Directorships: HSBC Finance Corporation
Chief Sustainability Officer and SVP of Partnerships, Innovation, Licensing and Retail for The Coca-Cola Company Age: 47 Director Since May 2014

Ms. Perez has been employed by The Coca-Cola Company (“Coca-Cola”) since 1994. She has been Chief Sustainability Officer for Coca-Cola since July 2011 and has been SVP of Partnerships, Innovation, Licensing and Retail since January 2017. Prior to her current position, Ms. Perez held the positions of Chief Marketing Officer from April 2010 to July 2011; Senior Vice President, Integrated Marketing for the North America Division of Coca Cola from May 2007 to April 2010; and Vice President, Media, Sports and Entertainment Marketing from 2005 to May 2007. From 1996 to 2005, she held the positions of Associate Brand Manager, Classic Coke; Sports Marketing and NASCAR Manager; Vice President of Sports; and Vice President of the Victory Junction Group board. Ms. Perez is also the Chair Emeritus of the Grammy Foundation. Ms. Perez received a B.S. degree from the University of Maryland.

Ms. Perez brings to our Board expertise in corporate governance and experience sitting on the Board of Directors of HSBC Finance Corporation and its related entities. In particular, our Board considered her significant current and past experience serving in several senior management positions at Coca-Cola.

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BOARD OF DIRECTORS

D. RICHARD WILLIAMS

	Board Committees: None	Public Directorships: Crawford & Company Usana Health Sciences, Inc.
Chairman of the Board Age: 60 Director Since October 2009

Mr. Williams has served as non-executive Chairman of since April 2015 and as Chairman from October 2009 through March 2015. He served as our Co-Chief Executive Officer from 1999 through March 2015 and has served the Company since 1989 in various capacities, including as the Chief Financial Officer and Chief Operating Officer of the Primerica operating unit of Citigroup. Mr. Williams also serves on the Board of Directors of Crawford & Company, Usana Health Sciences, Inc., the Anti-Defamation League Southeast Region, the Atlanta Area Council of the Boy Scouts of America, the Board of Trustees of The Woodruff Arts Center and the Carter Center Board of Councilors. Mr. Williams received both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Williams led the Company as Co-Chief Executive Officer for 15 years and brings to our Board more than 20 years of knowledge of the Company’s business, finances and operations along with expertise in senior management, finance, M&A, strategic planning, and risk and asset management.

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BOARD OF DIRECTORS

GLENN J. WILLIAMS

	Board Committees: None	Public Directorships: None
Chief Executive Officer Age: 57 Director Since April 2015

Mr. Williams has served as our Chief Executive Officer since April 2015. He served as the Company’s President from 2005 through March 2015. Previously, he served as Executive Vice President of Field and Product Marketing for international operations from 2000 to 2005; as President and Chief Executive Officer of Primerica Canada from 1996 to 2000; and in roles of increasing responsibility as part of Primerica’s international expansion team in Canada from 1985 to 2000. He began his career with Primerica in 1981 as a member of the Company’s sales force and joined the Home Office team in 1983. Mr. Williams received his B.S. degree in Education from Baptist University of America.

Mr. Williams brings to our Board more than 30 years of experience with the Company, including time in the field as a sales representative, as well as expertise in general management, sales and marketing.

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BOARD OF DIRECTORS

BARBARA A. YASTINE

Board Committees: Compensation (Chair)	Public Directorships: First Data Corporation
Private Investor and Independent Director Age: 57 Director Since December 2010

Ms. Yastine served as Co-Chief Executive Officer of Lebenthal Holdings from September 2015 to June 2016. She previously served as Chair, President and Chief Executive Officer of Ally Bank from March 2012 to September 2015 and as Chief Administrative Officer of Ally Financial, overseeing the risk, compliance, legal and technology areas from May 2010 to March 2012. Prior to joining Ally Financial, she served as a Principal of Southgate Alternative Investments, a start-up diversified alternative asset manager, beginning in June 2007. She served as Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citigroup and its predecessor companies. Ms. Yastine also serves on the Board of Directors of First Data Corporation. She received a B.A. in Journalism and an M.B.A. from New York University.

Ms. Yastine brings to our Board expertise in general management, risk and asset management, finance, strategic planning, and direct to consumer digital strategies. In particular, our Board considered her significant current and past experience serving in senior management positions in the investment banking and capital markets industries.

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BOARD OF DIRECTORS

Director Qualifications

Set forth below is a chart that highlights certain skills, qualifications and characteristics of the members of our Board.

	Leadership				Financial		Diversity Factors
	CEO Experience	CFO Experience	Regulated Industry	Sales & Marketing	Financial Literacy	Eligible for Audit Committee Financial Expert	Gender	Ethnicity
John A. Addison, Jr.	✓		✓	✓	✓
Joel M. Babbit	✓			✓	✓
P. George Benson	✓			✓	✓
Gary L. Crittenden		✓	✓		✓	✓
Cynthia N. Day	✓		✓		✓	✓	✓	✓
Mark Mason		✓	✓		✓			✓
Robert F. McCullough		✓	✓		✓	✓
Beatriz R. Perez			✓	✓	✓		✓	✓
Glenn J. Williams	✓		✓	✓	✓
D. Richard Williams	✓	✓	✓		✓
Barbara A. Yastine	✓	✓	✓		✓		✓

Board Meetings

During fiscal 2016, our Board held five meetings. Each director attended more than 80%, collectively, of the meetings of our Board and its committees on which he or she served during fiscal 2016. We expect our directors to attend the Annual Meeting of Stockholders absent extraordinary circumstances, and, each director attended the 2016 Annual Meeting of Stockholders.

Board Committees

Our Board has four standing committees that assist it in carrying out its duties – the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee (which was created in February 2015). The charter of each committee is available on our investor relations website at http://investors.primerica.com and may be obtained, without charge, by contacting the Corporate Secretary, Primerica, Inc., One Primerica Parkway Duluth, Georgia 30099. The following chart shows the membership of each of our Board’s standing committees as of December 31, 2016.

Name	Audit	Compensation	Corporate Governance	Executive
John A. Addison, Jr.
Joel M. Babbit (I)			✓
P. George Benson (LD) (I)	✓		Chair	✓
Gary L. Crittenden (I)	✓ (F)
Cynthia N. Day (I)	✓ (F)		✓
Mark Mason (I)		✓
Robert F. McCullough (I)	Chair (F)	✓		✓
Beatriz R. Perez (I)		✓
D. Richard Williams (*)				Chair
Glenn J. Williams				✓
Barbara A. Yastine (I)		Chair		✓
Number of meetings in fiscal 2016	10	6	5	0

*- Chairman of the Board

LD – Lead Director

I – Independent Director

F – Audit Committee Financial Expert

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The key responsibilities of each of the Board’s standing committees are described below:

Committee	Key Responsibilities
Audit Committee

•    Retains and terminates the Company’s independent registered public accounting firm and approves its services and fees

•    Assists our Board in fulfilling its responsibility to our stockholders relating to the financial reporting process and systems of internal control

•    Determines whether the Company’s financial systems and reporting practices were established in accordance with applicable requirements

•    Oversees the Company’s internal audit and risk functions

See “Audit Matters – Audit Committee Report.”

Compensation Committee

•    Oversees the Company’s overall human resources compensation program

•    Approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of the Company’s equity plans and incentive plans

•    Reviews and approves principal elements of total compensation for certain of the Company’s executive officers and approves employment agreements, as applicable

•    Reviews and recommends the compensation of non-employee directors to the full Board

•    Reviews and recommends directors’ and officers’ indemnification and insurance matters

•    Discusses, evaluates and reviews the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives

•    Delegates to the Chief Executive Officer and President the authority to issue equity awards to the sales force and certain employees, subject to applicable limits

See “Executive Compensation.”

Corporate Governance Committee

•    Shapes corporate governance policies and practices, including recommending to our Board the Corporate Governance Guidelines applicable to the Company and monitoring the Company’s compliance with such policies, practices and guidelines

•    Identifies individuals qualified to become Board members and recommends to our Board the director nominees to be considered for election at the next annual meeting of stockholders

•    Leads our Board and all committees in their annual self-assessments of their performance and oversees third party director peer reviews

•    Oversees executive succession planning and talent development, our political action committee, and our government relations strategy

See “Governance.”

Executive Committee	• Exercises all powers and authority of the Board during the intervals between regularly scheduled Board meetings on matters that do not merit the calling of a special meeting of the Board

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BOARD OF DIRECTORS

Director Compensation

The Compensation Committee is responsible for reviewing and considering any revisions to director compensation. The Compensation Committee reviews director compensation paid by peer companies at least biannually as part of its process of evaluating and setting compensation for non-employee directors. The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels. For a list of the peers and a description of how they were selected, see “Executive Compensation – Compensation Discussion and Analysis (“CD&A”) — Fiscal 2016 Executive Compensation – The Compensation Setting Process – Use of a Peer Group.”

Our Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation annually. Executive officers have no role in determining or recommending director compensation. Our Board has determined that compensation for non-employee directors should be a mix of cash and equity-based compensation. Directors who are employees of Primerica do not receive any fees or additional compensation for their service on our Board. The interests of our non-employee directors are aligned with the interests of our stockholders by linking a portion of their compensation to stock performance.

The Board has approved the following compensation program for directors in fiscal 2016:

Board/Committee	2016 Non-Employee Director Compensation (1)
Board	Annual Cash Retainer	$75,000	Annual RSU Award (2)	$100,000
Audit	Annual Chair Cash Fee	$25,000	Annual Member Cash Fee	$10,000
Compensation	Annual Chair Cash Fee	$15,000	Annual Member Cash Fee	$10,000
Corporate Governance	Annual Chair Cash Fee	$15,000	Annual Member Cash Fee	$10,000

(1)	All cash retainers and cash fees are paid in quarterly installments.
(2)	The RSUs vest in four quarterly installments. Delivery of the shares underlying the RSUs are deferred until such date as the director no longer serves as a member of our Board. Beginning with the fiscal 2017 grant, delivery of the shares underlying the RSUs will instead be made on the quarterly vesting dates.

In addition, the Lead Director receives a cash fee of $25,000 and the Chairman of the Board and the Chairman of Primerica Distribution each receive a cash fee of $100,000. The Company reimburses all directors for travel and other related expenses in connection with attending Board and committee meetings and Board-related activities.

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Director Compensation Table

The following table shows fiscal 2016 compensation for our non-employee directors.

Name	Annual Fees (1)		Equity Awards (2)		All Other Compensation (3)	Total
John A. Addison, Jr.	$175,000		$99,955		$824	$275,779
Joel M. Babbit	$85,000		$99,955	(4)	$824	$185,779
P. George Benson	$125,000		$99,955	(4)	$824	$225,779
Gary L. Crittenden	$85,000	(5)	$99,955	(4)	$824	$185,779
Cynthia N. Day	$95,000		$99,955	(4)	$824	$195,779
Mark Mason	$85,000		$99,955		$824	$185,779
Robert F. McCullough	$110,000		$99,955	(4)	$824	$210,779
Beatriz R. Perez	$85,000		$99,955	(4)	$824	$185,779
D. Rick Williams	$175,000		$99,955		$824	$275,779
Barbara A. Yastine	$90,000	(5)	$99,955	(4)	$824	$190,779

(1)	Includes the cash portion of the annual retainer as well as fees for Lead Director, Chairman roles and committee service.
(2)	Each non-employee director was granted 1,909 RSUs, representing the number of whole shares of our common stock (or, at the director’s election, deferred stock units) equal to $100,000 divided by $52.36 (the closing market price per share of our common stock on the NYSE on the trading day immediately preceding the grant date of May 20, 2016). At December 31, 2016, each director had 955 unvested RSUs. For valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2016 included in the 2016 Annual Report.
(3)	Represents dividends paid on unvested equity awards.
(4)	Elected to receive equity compensation in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “— Deferred Compensation.”
(5)	Elected to receive cash compensation in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “— Deferred Compensation.”

All directors own shares of our common stock. At December 31, 2016, our non-employee directors each held 955 unvested equity awards that had been granted on May 20, 2016 and, as of December 31, 2016, had a market value of $66,038 based on the closing price per share of our common stock on the NYSE on that date of $69.15. All RSUs and deferred stock units granted in fiscal 2016 vest in equal installments on the three month, six month, nine month and twelve month anniversary of the grant date (or, if earlier, the final tranche vests on the date of the annual meeting of stockholders in the year following the year of grant).

Deferred Compensation

Our Board adopted the Primerica, Inc. Nonemployee Directors’ Deferred Compensation Plan in November 2010, under which non-employee directors may elect to defer all or a portion of their directors’ fees. At the director’s option, we convert all or a portion of his or her cash fees otherwise payable during a calendar quarter to deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of our common stock on the last trading day of the calendar quarter. These deferred stock units will be fully vested on such date.

At the director’s option, we credit his or her deferral account with deferred stock units equal in number to the number of equity awards to which the director was otherwise entitled. Any deferred stock units that are issued upon deferral of equity awards are subject to the same vesting provisions as the equity

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BOARD OF DIRECTORS

awards themselves. We also credit the deferral account with deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant received restricted stock awards to which he or she was otherwise entitled. The deferred stock units credited in lieu of the payment of dividends on equity awards are fully vested on the dividend payment date.

We pay all deferred compensation in the form of our common stock, at the director’s election, within 60 days of termination of Board service or, in the case of an installment election, within 60 days of termination of Board service and up to five anniversaries of such date.

During fiscal 2016, Messrs. Babbit, Benson, Crittenden and McCullough, and Ms. Day Ms. Perez and Ms. Yastine, participated in the Nonemployee Directors’ Deferred Compensation Plan.

Director Stock Ownership Guidelines

Our non-employee directors are required to own shares with a value at least equal to four times their annual cash retainer. This requirement was increased from three times their annual cash retainer in December 2016. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the director (or by immediate family members) and unvested RSUs and deferred stock units. The participants have five years from the date of their initial election to our Board to achieve the targeted level of stock ownership.

Other Director Matters

Mr. Crittenden served as the Chief Financial Officer of Citigroup from March 2007 to March 2009. In July 2010, Mr. Crittenden entered into an order with the SEC in which it found that he should have known that certain statements made by Citigroup, while he was the Chief Financial Officer of Citigroup, were materially misleading and he paid a civil monetary penalty of $100,000. Mr. Crittenden did not admit any wrongdoing in connection with the matter or disgorge any amount to Citigroup, and he did not face a ban from any future activities. In considering Mr. Crittenden’s nomination to our Board, our Corporate Governance Committee reviewed the SEC Order and related matters and concluded that they do not raise any concerns about his qualification to serve on our Board.

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EXECUTIVE COMPENSATION

Compensation Committee Message

To Our Fellow Stockholders,

The Compensation Committee takes seriously its responsibility to oversee the Company’s executive compensation programs and to ensure they are structured to incent sustained stockholder value creation. This letter is intended to provide you with additional insights into the actions we have taken.

CEO Compensation.    In the year leading up to Mr. G. Williams’ elevation to CEO in April 2015, the Compensation Committee engaged in lengthy discussions and extensive market research and peer review to determine the appropriate compensation roadmap. While the Board of Directors had full confidence in Mr. G. Williams as the Company’s CEO, the Compensation Committee believed the transition challenges were substantial. The Compensation Committee therefore set his first-year (2015) compensation as CEO below market comparables, to provide for a potential future increase upon a successful transition as well as Mr. G. Williams’ seasoning as a CEO.

The full Board conducts a robust annual performance review of the CEO under the leadership of the Corporate Governance Committee. The Compensation Committee uses those results to inform its recommendations about both the amount and structure of the CEO’s compensation. These recommendations are then vetted with the full Board.

In the view of the Board, the transition has been highly successful across all dimensions: financial performance, sales force recruiting and productivity, the expanded responsibilities and cohesion of his executive team and Mr. Williams’ general leadership of the Company. The Committee recognized this strong performance by increasing Mr. Williams’ long-term equity incentive awarded in February 2017, bringing his total compensation package in line with market comparables.

Executive Team Compensation.    The compensation structure for our Executive Team has evolved over the past several years, in response to emerging best practices, to improve alignment with stockholder value creation and to motivate and reward longer-term financial and strategic performance. PSUs were introduced as part of our Executive Team’s long-term equity grants in February 2016, at 17% of the total equity grant value, with RSUs and stock options representing 56% and 27% of the grant, respectively. At the time, the Compensation Committee determined that for the long-term equity incentive grant to our Executive Team in 2017, 50% would be awarded in PSUs and 50% in RSUs. Options will no longer be granted. While the RSUs vest ratably over three years, the PSUs vest 100% after three years, and the number of shares ultimately delivered will vary up or down depending on performance relative to the metrics established at the time of grant. The value of both RSUs and PSUs fluctuates with stock price, but the cliff vesting and performance requirements of PSUs link our Executive Team’s compensation more tightly to the Company’s future performance.

The Compensation Committee made two other changes to the long-term equity incentive plan for our Executive Team, both related to the introduction of PSUs. The changes were effective beginning with the 2017 equity grant. First, the dollar value of the equity grants to our Executive Team are now fixed. Second, the personal performance factor used to determine the value of equity awards was eliminated. Instead, the short-term incentive plan now includes a personal performance factor that can increase or decrease cash payouts by up to 20%. The core of the short-term incentive plan remains the same, with awards based on performance relative to a set of corporate performance metrics.

Overall, the Compensation Committee believes these changes will more effectively incent sustained future performance and stockholder value creation. During 2017, the Compensation Committee will continue to assess the degree to which our compensation plan designs are producing the desired outcomes. In particular, we will focus on the performance metric(s) related to PSUs, which we expect to evolve over time in response to the Company’s strategy.

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EXECUTIVE COMPENSATION

Increase of Shares Authorized for Grant Under Equity Compensation Plan.    At this year’s Annual Meeting, we are recommending that the Company’s stockholders approve an increase of 1.4 million in the shares authorized for issuance under the Existing Plan. The Existing Plan was last amended in May 2011, when the Company’s stockholders approved an increase of 2 million shares. We expect the Amended Plan to enable the Company to continue its equity compensation programs for management, directors and the sales force for at least three years. The Compensation Committee believes strongly that these programs have been effective in aligning interests with those of all stockholders, and that the management and Board equity programs are in line with peer practices.

We believe our sales force equity compensation program is unique in the insurance industry, granting members of our independent contractor sales force equity upon achieving certain production levels as part of their overall compensation package. While the equity granted to our sales force has been significant, representing approximately half of the stock awards (excluding options) granted under the Existing Plan in 2016, management and the Compensation Committee believe it has been very valuable in increasing our sales force’s alignment with our goals of strong financial and stock performance.

Executive compensation is not an exact science. We welcome the feedback and observations of our fellow stockholders.

COMPENSATION COMMITTEE:

The subsections within this Executive Compensation section are intended to be read together, and each section provides information not included in the others. For background information on the Compensation Committee and its responsibilities, see “Board of Directors — Board Committees — Compensation Committee.”

In this Executive Compensation section, the terms “we,” “our,” and “us” refer to management, the Company and, as applicable, the Compensation Committee.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

2016 Highlights

Named Executive Officers

Our named executive officers during fiscal 2016 were:

Name	Title	Company Tenure
Glenn J. Williams	Chief Executive Officer	35 years
Peter W. Schneider	President	16 years
Alison S. Rand	Executive Vice President and Chief Financial Officer	21 years
Gregory C. Pitts	Executive Vice President and Chief Operating Officer	31 years
William A. Kelly	President of PFS Investments	31 years

Messrs. G. Williams, Schneider and Pitts and Ms. Rand are collectively referred to as the “Executive Team,” a management committee that consists of our four highest ranking executives. Mr. Kelly is a member of the Operating Team, a management committee that consists of our next most senior executives. The Chief Executive Officer, and not the Compensation Committee, sets the compensation for the non-Executive Team members of the Operating Team.

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EXECUTIVE COMPENSATION

Compensation Program Enhancements

The Compensation Committee approved the following program enhancements in fiscal 2016:

•

Determined that, beginning with fiscal 2016, individual performance by Executive Team members would result in a potential increase or decrease in the short-term incentive award of up to 20%, all of which will be paid in cash;

•	Determined that long-term equity grant values for Executive Team members beginning in fiscal 2017 would represent fixed amounts and would not reflect personal performance during the prior year;

•

Determined that (a) equity awards to Executive Team members beginning in February 2017 would consist of time-based RSUs (50% of total award value) and PSUs (50% of total award value) that would be delivered only if pre-established performance goals are satisfied over a three year performance period and (b) the award of stock options would be discontinued; and

•

Increased the short-term target incentive compensation for the President and the long-term target incentive compensation of all Executive Team members to more closely align our executive compensation with that of the peer group, following the successful leadership transition that broadened each of their responsibilities:

Name	2016 Short- Term Target	2015 Short- Term Target	Long-Term Fixed Incentive Compensation (1)	2015 Target Long-Term Incentive Compensation (2)
Glenn J. Williams	$1,500,000	$1,500,000	$2,750,000	$1,750,000
Peter W. Schneider	$850,000	$700,000	$1,150,000	$850,000
Alison S. Rand	$400,000	$400,000	$1,000,000	$650,000
Gregory C. Pitts	$400,000	$400,000	$900,000	$600,000
William A. Kelly	(3)	(3)	N/A	(3)

(1)	Fixed value set in February 2016 and awarded in February 2017.
(2)	Awarded in February 2016 based on prior year performance.
(3)	Mr. Kelly’s total incentive compensation target for both 2015 and 2016 was $675,000, and the actual awards were paid 50% in cash and 50% in RSUs.

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EXECUTIVE COMPENSATION

Total Stockholder Return

As described in the tables below, the Company has delivered positive return to stockholders and has consistently paid stockholder dividends and repurchased our common stock.

(1)	Excludes $257 million in private share repurchases.
(2)	Excludes $155 million in private share repurchases.

The following graph compares the performance of our common stock to the Standard & Poor’s (“S&P”) MidCap 400 Index and the S&P 500 Insurance Index by assuming $100 was invested in each investment option as of December 31, 2011. The S&P MidCap 400 Index measures the performance of the United States middle market capitalization (“mid-cap”) equities sector. The S&P 500 Insurance Index is a capitalization-weighted index of domestic equities of insurance companies traded on the NYSE and NASDAQ. The common stock is included in the S&P MidCap 400 index.

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EXECUTIVE COMPENSATION

Fiscal 2016 Operating and Financial Results (1)

During fiscal 2016, the Company’s operating results were marked by strong performance as well as a record 9.5% increase in the size of our life-licensed sales force year-over-year. Further, the Company devoted time and energy to adapting our business to the fiduciary duty rule adopted by the Department of Labor and it created a new internal function devoted to corporate development and strategy. In addition, in line with the Company’s ongoing strategy, management has continued to work closely with field leaders to develop new technological tools and incentive programs intended to increase the size of our life-licensed sales force, resulting in an increase in new life insurance policies.

The following table illustrates the Company’s performance in fiscal 2016 relative to its performance in fiscal 2015.

	Fiscal 2016	Fiscal 2015	Change
Operating Revenues (1)	$1,515.0 million	$1,405.9 million	7.8%
Net Operating Income (1)	$216.8 million	$191.1 million	13.5%
Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE) (1)	19.0%	16.9%	*
Diluted Operating Earnings Per Share (1)	$4.53	$3.72	21.7%
Size of Life-Licensed Sales Force at Fiscal Year End	116,827	106,710	9.5%
Market Price Per Share at Fiscal Year End	$69.15	$47.23	46.4%
Total Stockholder Return	48.3%	-11.8%

*	Not applicable
(1)	Includes financial results that were not prepared in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit B to this Proxy Statement for a reconciliation to GAAP results.

The bar graphs below depict our performance over the past five fiscal years measured by net operating income and size of life-licensed sales force at year end, two of the performance measures used to measure corporate performance under our incentive compensation plan.

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EXECUTIVE COMPENSATION

Fiscal 2016 Executive Compensation

The total compensation paid to our named executive officers for fiscal 2016, as set forth under the heading “— Compensation Tables – Summary Compensation Table”, is shown below.

Name	Title	Total Fiscal 2016 Compensation
Glenn J. Williams	Chief Executive Officer	$4,587,495
Peter W. Schneider	President	$2,641,768
Alison S. Rand	Executive Vice President and Chief Financial Officer	$1,765,331
Gregory C. Pitts	Executive Vice President and Chief Operating Officer	$1,709,995
William A. Kelly	President of PFS Investments	$1,311,147

Executive Compensation Practices

We Do	We Do Not

✓ Base a majority of total compensation on performance

✓ Set annual corporate performance targets based on objective performance measures

✓ Vest equity awards over time to promote retention

✓ Vest certain equity awards only upon the achievement of objective performance measures

✓ Require Executive Team members and non-employee directors to hold our common stock through published stock ownership guidelines

✓ Provide only double trigger change-of-control equity acceleration to executives who have change-of-control provisions

✓ Prohibit pledging of our common stock

✓ Make equity awards broadly throughout the organization, including on a performance basis to members of our independent contractor sales force

✓ Mitigate potential dilutive effect of equity awards through a corporate share repurchase program

Ò     Permit hedging transactions or short sales by executive officers or directors

Ò     Provide significant perquisites

Ò     Provide tax gross-ups for perquisites

Ò     Offer a pension or supplemental executive retirement plan (SERP)

Ò     Provide single trigger payments upon change of control

Ò     Provide excise tax gross-ups upon change of control

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EXECUTIVE COMPENSATION

Pay-for-Performance

The Compensation Committee structured our 2016 executive compensation program so that a meaningful percentage of compensation is tied to the achievement of challenging levels of corporate performance as well as meeting strategic objectives. When our Chief Executive Officer was elected in early 2015, the Compensation Committee determined to increase his total compensation over time as he became more experienced in his new role. Most of this increase was in the form of long-term incentive equity compensation. As a result, and because our Chief Executive Officer has greater responsibilities than our other named executive officers, and is ultimately responsible for the Company’s strategic direction and overall results, our pay-for-performance approach provides for a larger portion of the Chief Executive Officers’ total compensation to be “at-risk” in the form of performance-based awards.

The following chart reflects the mix of fixed versus performance-based compensation for the Chief Executive Officer and our other Executive Team members for fiscal 2016:

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EXECUTIVE COMPENSATION

Corporate Performance Objectives

For purposes of short-term incentive compensation, corporate performance for fiscal 2016 was measured based on four separate objectives, which were derived from the Company’s 2016 business plan and strategic objectives. The Compensation Committee intended for all of the corporate target goals to be challenging but achievable, and the maximum goals were intended to be reachable only as a result of exceptional performance. The weighting of each objective was intended to emphasize areas on which our Board wanted the management team to focus its attention. Specifically, the size of the life-licensed sales force was given the highest weighting because the Compensation Committee believes that this metric has historically driven the success of the business and it wanted to incentivize management to focus on initiatives to grow the sales force.

Corporate Objective	Rationale	Weighting	Performance Level Range (1)	Fiscal 2016 Result
Operating Revenues	Reflects life and securities sales as well as the performance of our insurance in force and assets under management	20%	Threshold: 85% of the target level Target: 100% Maximum: 115% of the target level	$1,515.0 million, representing a 104.8% payout based on a target of $1,504.3 million
Net Operating Income	Reflects the overall success of the Company. Unlike earnings per share, which can be affected by management decisions on share repurchases, this measure of earnings is relevant for all of our employees who participate in the incentive plan.	25%	Threshold: 85% of the target level Target: 100% Maximum: 115% of the target level	$216.8 million, representing a 134.4% payout based on a target of $206.1 million
Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE)	Reflects net operating income performance, as well as the effectiveness of capital management strategies	25%	Threshold: 85% of the target level Target: 100% Maximum: 115% of the target level	19.0%, representing a 129.3% payout based on a target of 18.2%
Size of Life-Licensed Sales Force at Fiscal Year End	Represents recruiting, licensing efficiency, turnover rates and long-term sustainability	30%	Threshold: 90% of the target level Target: 100% Maximum: 110% of the target level	116,827, representing a 149.7% payout based on a target of 111,300
Total 2016 Payout Factor				131.8%

(1)	For all corporate performance metrics, performance at target pays out at 100% of target levels, a threshold level of performance pays out at 50% of target levels and a maximum level of performance pays out at 200% of target levels. For results between threshold and maximum levels, the actual payout factor is extrapolated. No payout is made for any metric for which performance is lower than the threshold level. The Compensation Committee intentionally narrowed the payout band for the size of the life-licensed sales force metric compared to the other metrics because it believes that performance in only the narrower band would justify an incentive payout.

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EXECUTIVE COMPENSATION

Personal Performance Objectives

Each member of our Executive Team had personal performance objectives for fiscal 2016 that were approved by our Board of Directors, and Mr. Kelly had personal performance objectives that were approved by the Chief Executive Officer. These goals support the Company’s strategic objectives and included matters such as management of key regulatory matters, the introduction of new products and technology initiatives, growth of the sales force and capital deployment. For fiscal 2016, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any Executive Team member. The payout factor for Mr. Kelly based on his personal performance was set at 120%.

Say-on-Pay

In 2011, our stockholders approved a triennial Say-on-Pay vote. The Company’s most recent advisory vote on executive compensation occurred at the 2014 Annual Meeting of Stockholders. Approximately 99.5% of votes cast approved our executive compensation program as described in our 2014 proxy statement, and the Compensation Committee has not taken any action in response to that Say-on-Pay vote.

Tax Implications

The Compensation Committee typically structures incentive compensation in order to comply with the provisions of Section 162(m) of the Code. Compliance with Section 162(m) allows incentive awards to qualify as “performance-based” compensation and allows the awards granted to our executives (other than Ms. Rand, the Chief Financial Officer, whose compensation is not subject to the deduction limitations of Section 162(m)) to be tax deductible by us if the compensation to any executive exceeds $1 million for any fiscal year. While the Compensation Committee believes that tax deductibility of compensation is an important consideration, the ultimate goal of the Compensation Committee is to provide compensation that is in the best interests of the Company. Therefore, to maintain flexibility to compensate our executives in a manner designed to promote long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

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EXECUTIVE COMPENSATION

Fiscal 2016 Executive Compensation

Compensation Program Objectives

Our executive compensation program was designed to achieve the following four primary objectives:

Compensation Program Objective	How Objective is Achieved
Motivate and reward executives when they deliver desired business results and stockholder value	Incentive compensation is tied directly to corporate performance and the achievement of strategic objectives.
Align executive and stockholder interests over the long-term	Equity-based incentive awards are tied to performance and their value increases with stock price appreciation. All named executive officers receive time-based RSUs. For Executive Team members, beginning in fiscal 2016, a significant portion of the value of equity grants is awarded in the form of PSUs, which will be delivered following completion of the three-year performance period only upon achievement of one or more performance goals and further link executive performance with stockholder interests.
Avoid pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance, or otherwise fail to promote the creation of long-term stockholder value	The range of performance and payout levels is linear, so that management is not encouraged to take excessive risk to reach a higher level of achievement. In addition, there is a cap for the maximum performance at each level.
Attract and retain the very best executive talent	Executive pay is designed to be competitive and performance-based. Executives are held accountable for results and rewarded above target levels when goals are exceeded. When goals are not met, compensation awards are below target levels.

Company Tenure

Most of the members of the Company’s management team have been with the Company for many years, and the tenure of the Company’s named executive officers ranges from 16 years to 36 years, with an average tenure of over 27 years. The Company’s management and the Compensation Committee both believe that the long tenure of a talented executive management team has been an important element in the Company consistently achieving its production and financial goals. In addition, long tenure has enabled the Company to avoid the costs of turnover. Further, we believe that tenure is an important factor in the Company’s successful execution of its business strategies. The Company’s distribution model is unique and understanding the nuances of our large and diverse sales force can take many years. The Company’s compensation policies are designed to promote this long tenure, which the Committee believes benefits the interests of the Company’s stockholders.

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EXECUTIVE COMPENSATION

Compensation Elements

The elements of the fiscal 2016 executive compensation program for our named executive officers are described below.

Pay Element	Base Salary	Bonus	RSUs	Options	PSUs

Type of Performance	Short-term emphasis		Hybrid of short-term and long-term emphasis		Long-term emphasis

Who Receives	All executives			Executive Team members

When Granted	Reviewed annually	February 2017 for 2016 performance	February 2016

How Grant Determined	N/A	• Operating revenues • Net operating income • ROAE • Life sales force	For Executive Team members: personal performance For executives other than Executive Team members: • Operating revenues • Net operating income • ROAE • Life sales force	Personal Performance

Performance Period	Ongoing	One year	Vest over three years		2016-2018

How Payout Determined	Judgment	N/A	N/A		ROAE

When Delivered	Bi-monthly	March 2017	Annually on March 1		In March 2019 after completion of the three-year performance period

Form of Delivery	Cash		Equity

Compensation Elements: Base Salary

Base salary is a fixed amount based on an individual’s skills, responsibilities and experience. The Compensation Committee generally reviews these amounts in February of each year and intends for them to provide a competitive fixed rate of pay recognizing different levels of responsibility. The annual salaries of our named executive officers were increased as of April 1, 2015 to reflect their increasing responsibilities as a result of the Company’s leadership transition; they were unchanged for fiscal 2016. See “— Fiscal 2016 Executive Compensation.”

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Compensation Elements: Performance Based Awards

Incentive awards are granted to reward executives for achieving critical corporate and strategic goals. A portion of the incentive awards are equity-based to motivate executives to create long-term stockholder value. Cash and equity incentive awards combined represent the majority of the compensation paid to our named executive officers.

The Company utilizes a “plan within a plan” structure for Executive Team members. The Compensation Committee established a maximum permissible award for each Executive Team member that is equal to a designated percentage of operating income before income taxes1. The program is divided into a short-term cash incentive program and a long-term equity incentive program. For our Executive Team, cash incentive targets for fiscal 2016 performance were set by the Compensation Committee in February 2016. In February 2017, the Compensation Committee determined the cash incentive award to each Executive Team member based on the achievement of the Company’s previously established fiscal 2016 corporate performance objectives, with an adjustment of up to 20% based on personal performance. For fiscal 2016, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any Executive Team member.

The value of the long-term equity incentive award granted to each member of our Executive Team in February 2016 was determined based on the achievement of personal performance objectives and the performance of our Executive Team working together, which had a long-term strategic component and was limited to a payout range of between 90% and 125% of the target level. The Compensation Committee further determined to grant the award in restricted stock units and options, consistent with prior years, but to pay the value of the award, if any, in excess of 100% of the target level in the form of PSUs. The value of the PSUs will only be recognized if the Company achieves specified levels of ROAE over the years 2016 through 2018. The Compensation Committee selected ROAE as the performance metric because it incorporates both earnings performance and the effective use of capital, and management believes it is the single measure by which the Company is most assessed by major investors. The Committee intends to reevaluate the performance metric(s) used for PSUs every grant year and expects the measure(s) to change over time. The use of this metric allows our stockholders to evaluate our financial achievements relative to other organizations. We believe this metric has a significant influence on the value our stockholders place on the Company.

For Mr. Kelly, 55% of incentive compensation was tied to corporate performance and 45% of incentive compensation was tied to personal performance, and the award is delivered 50% in cash and 50% in RSUs.

In February 2016, the Compensation Committee determined that beginning in February 2017 the long-term equity award for Executive Team members would represent a fixed value that would be awarded 50% in the form of restricted stock units and 50% in the form of PSUs. Each year, the Compensation Committee will determine specific corporate objectives for the three year performance period of the PSUs.

[1]	Operating income before income taxes equals income from continuing operations before income taxes, adjusted to exclude the impact of realized investment gains and losses.

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EXECUTIVE COMPENSATION

A visual depiction of our new Executive Team incentive award formula is set forth below (with the Chief Executive Officer’s short-term award for fiscal 2016 performance and fixed long-term award in February 2017 in italics as an example):

SHORT-TERM

Target Cash Award $1,500,000	x	% Achievement of Corporate Performance Objectives 131.8%	=	Preliminary Cash Payout $1,977,000	x	+/- 20% adjustment for personal performance 0%	=	Final Cash Payout $1,977,000

LONG-TERM

	x	50% of award value granted in the form of RSUs	/	Closing price on date of grant	=	# of RSUs Granted
		$1,375,000		$80.45		17,091

Fixed Equity Award	x	50% of award value granted in the form of RSUs	/	Closing price on date of grant	=	# of RSUs Granted
$2,750,000		$1,375,000		$80.45		17,091

The table below sets forth the fiscal 2016 target awards or, for members of the Executive Team, the February 2017 fixed equity awards, as well as each executive’s total target/fixed incentive award as a percentage of salary.

Name	Annual Salary (1)	Target Cash Award	Equity Award		Total Target Incentive Award	Total Target Incentive Award as a Percentage of Salary
Glenn J. Williams	$750,000	$1,500,000	$2,750,000	(2)	$4,250,000	566.7%
Peter W. Schneider	$550,000	$850,000	$1,150,000	(2)	$2,000,000	363.6%
Alison S. Rand	$500,000	$400,000	$1,000,000	(2)	$1,400,000	280.0%
Gregory C. Pitts	$500,000	$400,000	$900,000	(2)	$1,300,000	260.0%
William A. Kelly	$450,000	$337,500	$337,500	(3)	$675,000	150.0%
(1)	Reflects annual base salary as of April 1, 2016.
(2)	50% of the equity award was granted in PSUs, of which between 0 and 150% will be delivered to the named executive officer after the completion of the 2017-2019 performance period.
(3)	Reflects the target equity value of the February 2017 award.

The grant date of each stock award is the date the award is approved by the Compensation Committee. We do not coordinate equity grants with the release of material information. Further, we do not accelerate or delay equity grants in response to material information, nor does the Company delay the release of material information for any reason related to the granting of equity awards. All incentive compensation awards were made under the Existing Plan, which was approved by our stockholders on May 18, 2011.

Compensation Elements: Benefits

As with other employees, our named executive officers are eligible to participate in our employee health benefit programs, including health and dental insurance plans and a life insurance program, on the same terms as regular employees. In addition, all regular employees, including our named executive officers, receive dividends on unvested RSUs and are entitled to a Company match of employee contributions to our 401(k) plan.

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Compensation Elements: Perquisites

The Compensation Committee provides only limited perquisites to our executive officers. In fiscal 2016, those perquisites consisted of executive physicals, spousal travel and legal costs associated with the amendment of employment agreements.

The Compensation Setting Process

Tally Sheets

The Compensation Committee reviews tally sheets for the named executive officers at least annually. These tally sheets set forth all components of compensation, a summary of the equity granted to each named executive officer since our initial public offering in April 2010 (the “IPO”) and the value of such holdings under various assumed share prices, as well as the value of benefit plans and programs and perquisites. The tally sheets also set forth the estimated value that each of our named executive officers would realize upon separation from the Company under various scenarios. The Compensation Committee uses the tally sheet information as a basis for understanding the potential impact of recommended changes to the elements of our executive compensation program and to evaluate the degree by which unvested shares held by a named executive officer encouraged retention.

Insurance Survey

The Compensation Committee annually reviews an aggregated insurance industry compensation survey that shows compensation levels for insurance companies of various sizes.

Use of a Peer Group

The Compensation Committee reviews executive compensation at peer companies as part of its process of evaluating and setting compensation for members of our Executive Team. The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels.

In selecting peer companies, the Compensation Committee sought companies operating in similar industries (life insurance, financial services), with a similar business model (target customer, independent sales force and profitability) and similar size (revenue and market capitalization) as well as the marketplace for certain skills needed by our executives (direct marketing). This approach reflects the uniqueness and complexity of Primerica’s product and service mix, as opposed to focusing on a more narrow view of Primerica as a traditional life insurance company, and it enables the Compensation Committee to make judgments based on the type of business in which the Company is engaged. Because of the unique nature of our business model, not all selected peer companies fit all identified criteria. The peer group for fiscal 2016 executive compensation was unchanged from that used in fiscal 2015 except that StanCorp Financial Group Inc. (Life and Health Insurance) and Symetra Financial Corporation (Life and Health Insurance) were removed after they were sold in 2016.

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Compensation Peer Group

Life and Health Insurance	Investment Banking and Brokerage	Asset Management and Custody Banks	Direct Marketing
American Equity Investment Life Holding Co.	LPL Financial Holdings Inc.	Ameriprise Financial, Inc.	Nu Skin Enterprises Inc.
FBL Financial Group Inc.	Raymond James Financial, Inc.	Eaton Vance Corp.	Tupperware Brands Corporation
Torchmark Corporation	Stifel Financial Corp.	Waddell & Reed Financial, Inc.
TD Ameritrade Holding Corporation

In fiscal 2016, the Compensation Committee completed a peer group compensation analysis based on individual executive comparisons. The Compensation Committee considered these analyses and findings as part of its overall decision-making process regarding fiscal 2016 executive compensation.

Compensation Consultant

The Compensation Committee retained Pearl Meyer as its independent compensation consultant for fiscal 2016. Pearl Meyer reviewed management recommendations regarding compensation programs, provided competitive market data and information regarding peer companies, assessed proposed plan designs, provided periodic updates on trends and developments in executive compensation and made recommendations with respect to executive compensation. Pearl Meyer does not provide services to management or the Company, but management works closely with Pearl Meyer as requested by and on behalf of the Compensation Committee.

In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

•	During fiscal 2016, Pearl Meyer provided no services to, and received no fees from, the Company other than in connection with the engagement;

•

The amount of fees paid or payable by the Company to Pearl Meyer in respect of the engagement represented (or are reasonably certain to represent) less than 0.5% of Pearl Meyer’s total revenue for fiscal 2016;

•	Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between Pearl Meyer or any of the individuals on the team working with the Company, on the one hand, and any member of the Compensation Committee other than in respect of the engagement, on the other;

•

There are no business or personal relationships between Pearl Meyer or any of the individuals on the team working with the Company, on the one hand, and any executive officer of the Company other than in respect of the engagement, on the other; and

•	Neither Pearl Meyer nor any of the individuals on the team working with the Company owns our common stock.

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Management’s Role in Setting Executive Compensation

Our Chief Executive Officer participated in setting the compensation of our other Executive Team members for fiscal 2016 by providing detailed reports on personal performance and making recommendations to the Compensation Committee and he set the compensation for Mr. Kelly. Our named executive officers do not directly participate in determining their compensation, although they provide the Compensation Committee, and the Chief Executive Officer, as appropriate, with detailed reports on their personal achievements during the year. In making his recommendations, our Chief Executive Officer considered the individual’s performance and past contributions to the Company and the achievement of the Company’s strategic objectives, the potential future contribution of the individual to the Company, and achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be recruited by a competitor, and market compensation data. With respect to our Executive Team members, the Compensation Committee discussed these recommendations with our Chief Executive Officer and in executive session with its independent compensation consultant.

Post-Employment Compensation

The Company has no executive deferred compensation plan or defined pension plan and has no agreements that trigger payouts solely due to a change in control of the Company. The Compensation Committee has approved employment agreements with each member of our Executive Team that provide for severance and, in some cases, change of control benefits if the officer’s employment terminates upon a qualifying event or circumstance, such as being terminated without cause or leaving employment for good reason. Additional information regarding the employment agreements is found under “— Employment Agreements with Executive Team Members” below, and a quantification of benefits that would have been received by our named executive officers had termination occurred on December 31, 2016 is found under “— Potential Payments and Other Benefits Upon Termination or Change of Control.”

The Compensation Committee believes that severance benefits are an important part of a competitive overall compensation arrangement for our Executive Team members and are consistent with the objective of attracting, motivating and retaining highly talented executives. The Compensation Committee also believes that such benefits will help to secure the continued employment and dedication of our Executive Team members, mitigate concern that they might have regarding their continued employment prior to or following a change of control, and encourage independence and objectivity when considering possible transactions that may be in the best interests of our stockholders but may possibly result in the termination of their employment. Finally, the Compensation Committee believes that post-employment non-disclosure, non-competition and non-solicitation covenants to which our Executive Team members have agreed in consideration for the Company providing these severance benefits are highly beneficial to the Company.

Compensation Policies

Compensation Clawbacks

The Existing Plan and the Amended Plan both provide that the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if it determines that an award that was granted, vested or paid based on the achievement of performance criteria that would not have been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements. The Company will adopt a clawback policy as required by the SEC in a

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manner consistent with final rules expected to be adopted in connection with the Dodd-Frank Act.

Stock Ownership

Stock Ownership Guidelines

The Compensation Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of our stockholders. As such, we maintain stock ownership guidelines under which our Executive Team members are required to acquire and hold our common stock in an amount representing a multiple of base salary. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the participant (or by immediate family members) as well as unvested RSUs. Until the ownership guidelines are satisfied, our Executive Team members are required to hold 75% of the net shares received under the Company’s equity-based incentive compensation program (after having shares withheld to satisfy taxes associated with the exercise of options and the vesting of restricted stock units). To monitor compliance with these guidelines, the Compensation Committee reviews the stock ownership of our Executive Team members at least annually. During 2016, the Compensation Committee amended the Company’s stock ownership guidelines to increase the ownership level required by our President to 3.5 times base salary.

Stock options and PSUs, which represent a significant portion of the annual equity award to members of our Executive Team, do not count towards satisfaction of the guidelines. The Committee believes that it is general industry practice to exclude stock options and PSUs from the calculation of stock ownership for purposes of the guidelines, since their dependency on stock price and/or future performance makes their realization, and the amount that may be realized, highly uncertain. Beginning in 2017, PSU awards will represent 50% of the equity award value. As a result, the current holdings reflected below do not represent the actual interests of our Executive Team members in our common stock.

The following table sets forth the minimum stock ownership requirements and current holdings as of March 1, 2017.

	Ownership Guideline (as a multiple of base salary)	Status as of March 1, 2017
Glenn J. Williams	5.0x	11.8x

Peter W. Schneider	3.5x	7.5x

Alison S. Rand	2.5x	8.1x

Gregory C. Pitts	2.5x	5.8x

Hedging, Pledging and Insider Trading Policy

Our insider trading policy expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our common stock. We also prohibit officers and directors from pledging Primerica securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling Primerica securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Pre-Set Trading Plans

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates. During fiscal 2016, three of our named executive officers were parties to Rule 10b5-1 trading plans that provided for the sale of shares at certain designated prices or on certain designated dates. The purpose of such plans was to enable our executive officers to recognize the value of their compensation and diversify their holdings of our common stock during periods in which they would otherwise be unable to buy or sell such stock because important information about Primerica had not been publicly released.

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Equity Awards to Sales Representatives

The Compensation Committee approves widespread performance-based grants to members of the sales force, who are independent contractors of the Company. The sales force awards are determined based on specific formulas that are intended to motivate performance. The following chart details all equity awards, including awards to our sales force, granted by the Compensation Committee in fiscal 2016.

Number of Equity Awards	Type of Equity Award	Recipient Group
235,735	RSUs	Sales Force
132,724	RSUs	Management Employees, Other Than Named Executive Officers
71,834	RSUs	Named Executive Officers
18,385	PSUs	Executive Team Members
89,540	Non-Qualified Stock Options	Executive Team Members
19,090(1)	RSUs (or Deferred Stock Units in lieu thereof)	Board of Directors

(1)	Excludes deferred stock units granted in lieu of cash payments or pursuant to dividend reinvestment.

Risks Related to Compensation Policies and Practices

The Company has in place a risk management discipline that is designed to capture, monitor, and control the risks created by its business activities, and the Compensation Committee considers risk in developing the compensation policies and practices for all employees, including our named executive officers. Although our compensation programs are generally designed to pay for performance and provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees are not encouraged to take unnecessary risks in managing our business.

These factors include:

•	Oversight of programs (or components of programs) by committees of our Board, including the Compensation Committee;

•	Internal controls that are designed to keep our financial and operating results from being susceptible to manipulation by any employee, including our named executive officers;

•	Discretion provided to our Board and the Compensation Committee to set targets, monitor performance and determine final payouts;

•

Oversight of Company activities by a broad-based group of functions within the organization, including Human Resources, Finance and Legal and at multiple levels within the organization (both corporate and business unit/region);

•	A mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and stock-based compensation;

•	Caps on the maximum incentive payouts available to our Executive Team members;

•	Incentive awards focused primarily on the use of reportable and broad-based financial metrics, with no one factor receiving an excessive weighting;

•	Time-based and, with respect to Executive Team members, performance-based vesting conditions with respect to equity awards;

•	Clawback provisions in the Existing Plan and the Amended Plan; and

•	The long-term ownership interests in the Company held by certain of our key executive officers.

The Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Interlocks and Insider Participation

Each of Messrs. Mason and McCullough, Ms. Perez and Ms. Yastine has served as a member of the Compensation Committee during all of fiscal 2016. None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report1

The Compensation Committee participated in the preparation of the CD&A and reviewed and discussed successive drafts with management. Following completion of this process, the Compensation Committee recommended to our Board of Directors that the CD&A be included in the Annual Report on Form 10-K for fiscal 2016 (the “2016 Annual Report”) and this Proxy Statement.

COMPENSATION COMMITTEE:

Barbara A. Yastine, Chair

Mark Mason

Robert F. McCullough

Beatriz R. Perez

(1)	The material in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

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Compensation Tables

Summary Compensation Table

The following table describes total compensation earned during fiscal 2016, fiscal 2015 and the year ended December 31, 2014 (“fiscal 2014”) for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(A)	(B)	(C)	(D)		(E)		(F)		(G)		(H)		(I)		(J)
Glenn J. Williams	2016	$750,000	—		$1,399,965	(1)	$411,674	(2)	$1,977,000	(3)	$2,893	(4)	$45,963	(5)	$4,587,495
Chief Executive Officer	2015	$700,000	—		$517,452	(6)	$214,149	(7)	$1,828,500	(8)	$3,131	(4)	$40,529		$3,303,761
	2014	$550,000	—		$492,546	(9)	$299,844	(10)	$648,600	(11)	$3,348	(4)	$51,320		$2,045,658
Peter W. Schneider	2016	$550,000	—		$807,488	(1)	$124,973	(2)	$1,120,300	(3)	$3,681	(4)	$35,326	(5)	$2,641,768
President	2015	$525,000	—		$517,452	(6)	$107,069	(7)	$853,300	(8)	$3,776	(4)	$34,359		$2,040,956
	2014	$450,000	—		$483,564	(9)	$147,182	(10)	$648,600	(11)	$4,176	(4)	$27,859		$1,761,381
Alison S. Rand	2016	$500,000	—		$604,455	(1)	$103,208	(2)	$527,200	(3)	—		$30,468	(5)	$1,765,331
Executive Vice President and Chief Financial Officer	2015	$487,500	—		$421,634	(6)	$95,180	(7)	$487,600	(8)	—		$30,283		$1,522,197
	2014	$450,000	—		$379,328	(9)	$125,952	(10)	$324,300	(11)	—		$27,381		$1,306,961
Gregory C. Pitts	2016	$500,000	—		$557,967	(1)	$95,269	(2)	$527,200	(3)	—		$29,559	(5)	$1,709,995
Executive Vice President and Chief Operating Officer	2015	$487,500	—		$421,634	(6)	$95,180	(7)	$487,600	(8)	—		$28,210		$1,520,124
	2014	$450,000	—		$379,328	(9)	$125,952	(10)	$324,300	(11)	—		$28,006		$1,307,586
William A. Kelly	2016	$450,000			$408,498	(1)	—		$426,904	(3)	—		$25,745	(5)	$1,311,147
President, PFS Investments	2015	$428,708	$25,000	(12)	$285,048	(6)	—		$408,527	(8)	—		$23,302		$1,170,585
	2014	$362,160	—		$248,807	(9)	—		$285,091	(11)	—		$4,561		$900,619

(1)	Represents time-based RSUs and PSUs granted in February 2016 for performance in fiscal 2015. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2016 included in the 2016 Annual Report.
(2)	Represents time-based non-qualified stock options granted in February 2016 for performance in fiscal 2015. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2016 included in the 2016 Annual Report.
(3)	Represents incentive awards paid in cash in March 2017 for performance in fiscal 2016.
(4)	Represents the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and The Travelers Retirement Benefits Equalization Plan (the “Travelers Nonqualified Plan”). The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

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(5)	Perquisites and personal benefits included executive healthcare benefits and spousal travel, neither of which exceeded the greater of $25,000 or 10% of the total. All Other Compensation also includes dividends paid on unvested equity awards and the 401(k) plan matching contribution for the 2016 plan year as set forth below:

Name	Dividends on Unvested Equity Awards	401(k) Match
Glenn J. Williams	$22,372	$13,250
Peter W. Schneider	$17,089	$13,250
Alison S. Rand	$13,293	$13,250
Gregory C. Pitts	$12,813	$13,250
William A. Kelly	$10,126	$13,250
(6)	Represents time-based RSUs granted in February 2015 for performance in fiscal 2014. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2015 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Annual Report”).
(7)	Represents time-based non-qualified stock options granted in February 2015 for performance in fiscal 2014. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2015 included in the 2015 Annual Report.
(8)	Represents incentive awards paid in cash in March 2016 for performance in fiscal 2015.
(9)	Represents time-based RSUs granted in February 2014 for performance in fiscal 2013. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2014 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”).
(10)	Represents time-based non-qualified stock options granted in February 2013 for performance in fiscal 2012. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
(11)	Represents incentive awards paid in cash in March 2015 for performance in fiscal 2014.
(12)	Mr. Kelly was awarded a discretionary bonus for his work preparing the business to make adjustments as a result of the fiduciary rule that during fiscal 2015 was expected to be finalized by the Department of Labor in 2016.

Salary (Column C)

Reflects base salary earned by our named executive officers.

Bonus (Column D)

Primerica did not award any non-incentive cash compensation (other than salary) to our named executive officers in fiscal 2016, fiscal 2015 or fiscal 2014, except that in fiscal 2015 Mr. Kelly was awarded a discretionary cash award for his work preparing the business to make adjustments as a result of the Department of Labor’s fiduciary duty rule.

Stock Awards (Column E)

The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP and will vary from the actual amount ultimately realized by our named executive officers. We are required by the SEC to disclose this amount; it is not the value that the Compensation Committee considered when they determined the size of the awards. The ultimate value of the award will depend on the price of our common stock on the date that the award vests. Details about fiscal 2016 awards are included in the “Fiscal 2016 Grant of Plan-Based Awards Table”. All time-based RSUs are scheduled to vest in equal annual installments over three years.

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Option Awards (Column F)

The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP and will vary from the actual amount ultimately realized by our named executive officers. We are required by the SEC to disclose this amount; it is not the value that the Compensation Committee considered when they determined the size of the awards. All stock options are scheduled to vest in equal annual installments over three years.

Non-Equity Incentive Plan Compensation (Column G)

These amounts: (i) reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under the Existing Plan based on corporate and personal performance during fiscal 2016, fiscal 2015 and fiscal 2014; and (ii) were approved by the Compensation Committee (or, for Mr. Kelly, our Chief Executive Officer) in February 2017, February 2016 and February 2015, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

These amounts are the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and the Travelers Nonqualified Plan, which the executives participated in prior to the IPO. These benefits are all provided under Citigroup plans; Primerica does not have a pension plan or a deferred compensation plan.

All Other Compensation (Column I)

These amounts reflect the combined value of each named executive officer’s perquisites, personal benefits and compensation that is not otherwise reflected in the table.

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Fiscal 2016 Grants of Plan-Based Awards Table

The following table provides information about each grant of plan-based awards made to our named executive officers during fiscal 2016. Each of the incentive awards granted by Primerica during fiscal 2016 and reported in the below table was granted under, and is subject to the terms of, the Existing Plan. Awards granted under the Existing Plan are transferable only to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his or her death.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Maximum Based on 162(m) Bonus Pool (3)	All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)
Glenn J. Williams
• Short-Term Incentive Plan • PSUs • Time-Based RSUs • Stock Options	(6)	N/A	$1,500,000	$3,000,000				$8,337,700
	02/24/16				4,178	8,357	12,535					$349,991
	02/24/16								25,071			$1,049,973
	02/24/16									50,143	$41.88	$411,674
Peter W. Schneider
• Short-Term Incentive Plan • PSUs • Time-Based RSUs • Stock Options	(6)	N/A	$850,000	$1,700,000				$5,002,620
	02/24/16				2,029	4,059	6,088					$169,991
	02/24/16								15,222			$637,497
	02/24/16									15,222	$41.88	$124,973
Alison S. Rand
• Short-Term Incentive Plan • PSUs • Time-Based RSUs • Stock Options	(6)	N/A	$400,000	$800,000				$5,002,620
	02/24/16				1,552	3,104	4,656					$129,996
	02/24/16								11,329			$474,459
	02/24/16									12,571	$41.88	$103,208
Gregory C. Pitts
• Short-Term Incentive Plan • PSUs • Time-Based RSUs • Stock Options	(6)	N/A	$400,000	$800,000				$5,002,620
	02/24/16				1,432	2,865	4,297					$119,986
	02/24/16								10,458			$437,981
	02/24/16									11,604	$41.88	$95,269
William A. Kelly	(6)	N/A	$337,500	$576,281	N/A	$337,500	$576,281	N/A
• Time Based RSUs	02/24/16								9,754			$408,498

(1)	Represents cash incentive award amounts for each named executive officer for performance in fiscal 2016, which were paid in March 2017.
(2)	For members of our Executive Team, represents PSUs that will be paid out in 2019 based on the Company’s ROAE for the performance period of 2016 through 2018. For Mr. Kelly, represents RSUs awarded in February 2017 for performance in fiscal 2016.
(3)	Represents a designated percentage of operating income before income taxes for fiscal 2016, which was equal to $333.5 million. “Operating income before income taxes” is defined as Primerica’s income before income taxes, adjusted to exclude the impact of realized investment gains and losses. The maximum permissible award was determined in the aggregate only and it is not broken down between the cash and equity components.
(4)	Represents time-based RSUs granted under the incentive compensation plan in February 2016 for performance in fiscal 2015. The right to receive these shares was disclosed as an estimated future payout in the 2016 proxy statement.
(5)	Represents time-based non-qualified stock options granted under the incentive compensation plan in February 2016 for performance in fiscal 2015. The right to receive these options was disclosed as an estimated future payout in the 2016 proxy statement.
(6)	The Compensation Committee approved the 2016 incentive compensation program on February 23, 2016. Grants under the program were made on February 16, 2017.

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D and E)

These amounts reflect the annual incentive compensation amounts that could have been earned under the Existing Plan during fiscal 2016 based upon the achievement of performance goals. The threshold and target levels for our Chief Executive Officer represent 100% and 200% of annual base salary, respectively. For our other Executive Team members, these amounts are set annually by the Compensation Committee and for Mr. Kelly these amounts are set annually by the Chief Executive Officer. Although the maximum permissible incentive compensation award was equal to a designated percentage of operating income before income taxes for our Executive Team members (see Column I), the Compensation Committee determined the actual cash award based on the achievement of corporate performance objectives. The 2016 incentive program for our Executive Team members provided for a maximum payout of 200% of target. For Mr. Kelly, the incentive program provides for a maximum payout of 200% of target for corporate performance and 135% of target for individual performance. The annual cash incentive compensation earned in fiscal 2016 by our Executive Team members was approved by the Compensation Committee in February 2017 and paid in March 2017. These amounts are reflected in column (G) of the “Summary Compensation Table”.

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns F, G and H)

For our Executive Team members, these amounts reflect the PSUs that were awarded in February 2016. Shares of common stock underlying those awards will be delivered in March 2019 only if pre-established performance goals are satisfied over the three year performance period of 2016 through 2018. The number of shares of common stock ultimately delivered will range from 50% to 150% of the number of PSUs, depending on performance. For Mr. Kelly, the incentive award is paid 50% in cash and 50% in equity so these amounts are identical to those disclosed under Columns C, D and E.

Maximum Based on 162(m) Bonus Pool (Column I)

The overall maximum incentive award for each Executive Team member, which is equal to a specified percentage of operating income before income taxes, reflects an aggregate maximum for cash incentive and stock-based incentive awards.

All Other Stock Awards (Column J)

This column represents time-based RSUs granted in February 2016 for fiscal 2015 performance. The restrictions on these RSUs lapse in equal installments on March 1 of each of the subsequent three years. Further, the restrictions on the RSUs lapse automatically upon the death of the grantee and upon the retirement of any employee so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75. Upon disability of the grantee, the RSU continues to vest for 12 months and, if the grantee remains on approved disability leave, then the unvested portion vests as of the first anniversary of the commencement of such disability leave. Holders of RSUs do not have the right to vote or dispose of their RSUs, but the awards do receive dividend equivalents.

All Other Option Awards (Column K)

This column represents stock options granted in February 2016 for fiscal 2015 performance. The restrictions on all non-qualified stock options lapse in equal installments on March 1 of the subsequent three years. Further, the restrictions on the options lapse automatically upon the death of the grantee and upon the retirement of any employee so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75. Upon disability of the grantee, the options continue to vest for

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12 months and, if the grantee remains on approved disability leave, then the unvested portion vests as of the first anniversary of the commencement of such disability leave.

Exercise or Base Price of Option Awards (Column L)

The exercise price is equal to the closing price of our common stock on the trading day immediately preceding the grant date.

Grant Date Fair Value of Stock and Option Awards (Column M)

The grant date fair value of RSUs in this table is equal to the number of time-based RSUs awarded multiplied by the closing price of our common stock on the trading day immediately preceding the grant date. The grant date fair value of stock options in the table was estimated on the date of grant using the Black-Scholes option-pricing model. All inputs into the Black-Scholes model were estimates made at the time of grant and determined in accordance with the guidance prescribed by Accounting Standards Codification paragraphs 718-55-21 through 718-55-26.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding Primerica equity awards outstanding as of December 31, 2016, based on the closing price of our common stock on that date of $69.15 per share.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Name	Grant Date	Exercisable	Unexercisable
Glenn J. Williams	02/11/14	—	7,971	(1)	$41.20	2/11/2024	3,985	(1)	$275,563	—		—
	02/23/15	—	12,897	(2)	$53.50	2/23/2025	6,448	(2)	$445,879	—		—
	02/24/16	—	50,143	(3)	$41.88	2/24/2026	25,071	(3)	$1,733,660	8,357	(4)	$577,887	(5)

							35,504		$2,455,102	8,357		$577,887
Peter W. Schneider	02/11/14	—	3,913	(1)	$41.20	2/11/2024	3,913	(1)	$270,584	—		—
	02/23/15	3,224	6,448	(2)	$53.50	2/23/2025	6,448	(2)	$445,879	—		—
	02/24/16	—	15,222	(3)	$41.88	2/24/2026	15,222	(3)	$1,052,601	4,059	(4)	$280,680	(5)

							25,583		$1,769,064	4,059		$280,680
Alison S. Rand	02/11/14	—	3,348	(1)	$41.20	2/11/2024	3,069	(1)	$212,221	—		—
	02/23/15	—	5,732	(2)	$53.50	2/23/2025	5,254	(2)	$363,314	—		—
	02/24/16	—	12,571	(3)	$41.88	2/24/2026	11,329	(3)	$783,400	3,104	(4)	$214,642	(5)

							19,652		$1,358,935	3,104		$214,642
Gregory C. Pitts	02/11/14	—	3,348	(1)	$41.20	2/11/2024	3,069	(1)	$212,221	—		—
	02/23/15	2,866	5,732	(2)	$53.50	2/23/2025	5,254	(2)	$363,314	—		—
	02/24/16		11,604	(3)	$41.88	2/24/2026	10,458	(3)	$723,171	2,865	(4)	$198,115	(5)

							18,781		$1,298,706	2,865		$198,115
William A. Kelly	02/11/14	—	—		—	—	2,013	(1)	$139,199	—		—
	02/23/15	—	—		—	—	3,552	(2)	$245,621	—		—
	02/24/16	—	—		—	—	9,754	(3)	$674,489	—		—

							15,319		$1,059,309

(1)	Scheduled to vest on March 1, 2017.
(2)	Scheduled to vest in equal installments on March 1, 2017, and March 1, 2018, and automatically vests on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.

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(3)	Scheduled to vest in equal annual installments on March 1, 2017, March 1, 2018 and March 1, 2019, and automatically vests on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.
(4)	Represents PSUs that vest at the end of the three year performance period of January 1, 2016 through December 31, 2018. The number of shares of common stock earned will be between 0 and 150% of the number of PSUs awarded.
(5)	Assumes shares of common stock are earned based on target performance.

Fiscal 2016 Option Exercises and Stock Vested Table

This table shows options that were exercised during fiscal 2016 as well as RSUs held by our named executive officers for which restrictions lapsed during fiscal 2016. The dollar values shown in this table reflect the value realized on the vesting date, which differ from the grant date fair value disclosed elsewhere in this Proxy Statement.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Glenn J. Williams	37,094	$914,337	10,477	$442,025
Peter W. Schneider	22,530	$620,630	10,404	$438,945
Alison S. Rand	10,572	$151,477	8,601	$362,876
Gregory C. Pitts	10,894	$231,204	8,495	$358,404
William A. Kelly	—	—	6,242	$263,350

(1)	Represents the number of options exercised multiplied by the difference between the market price of the underlying securities at exercise and the option exercise price.
(2)	Includes shares that were withheld for the payment of taxes due upon the vesting of the restricted stock awards.
(3)	Represents the number of shares of our common stock acquired on March 1, 2016 multiplied by the closing stock price of our common stock of $42.19 on the next trading day prior to those dates.

Pension Plan Table

The following table sets forth information for each of our named executive officers who participates in a plan that provides for payments or other benefits at, following, or in connection with retirement. These benefits are all provided under Citigroup plans, and Citigroup provided the plan descriptions. Primerica does not have a pension plan. The named executive officers who are not listed did not participate in the Citigroup plans in fiscal 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Glenn J. Williams	The Citigroup Pension Plan	8.00	$72,594	$—
	Travelers Nonqualified Plan	2.00	$6,400	$—
Peter W. Schneider	The Citigroup Pension Plan	7.50	$85,263	$—
	Travelers Nonqualified Plan	1.50	$12,661	$—

(1)	The material assumptions used in determining the present value of the plan benefits are (a) a discount rate of 4.10% for the Citigroup Pension Plan and 4.00% for the Travelers Nonqualified Plan, and (b) an interest credit rate on cash balance plan benefits of 3.10%.

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The Citigroup Pension Plan

The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees of Citigroup, including Primerica’s employees through April 7, 2010, the closing date of the IPO. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including our named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5% and 6% of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance, and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees became eligible to participate in The Citigroup Pension Plan after one year of service, and benefits generally vested after three years of service. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased. All of our named executive officers were eligible for benefit accruals under this plan and continue to earn interest credits, like other participants.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year, but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock or stock options under The Citigroup Capital Accumulation Plan, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

The normal form of benefit under The Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for unmarried participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is 65 years old. All optional forms of benefit under this formula available to our named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

The Travelers Retirement Benefits Equalization Plan

The Travelers Nonqualified Plan, a nonqualified retirement plan, provides retirement benefits using the applicable Citigroup Pension Plan formula, but based on The Citigroup Pension Plan’s definition of compensation in excess of the Code’s qualified plan compensation limit ($170,000 for 2001), or benefits in excess of the Code’s qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers Nonqualified Plan was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including our named executive officers).

All other terms of the Travelers Nonqualified Plan are the same as under The Citigroup Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under the Travelers Nonqualified Plan and their equivalent values are the same as those under The Citigroup Pension Plan.

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Potential Payments and Other Benefits Upon Termination or Change of Control

As required by the rules of the SEC, this section describes payments that would have been made under employment agreements or, for Mr. Kelly, in accordance with company policy as of December 31, 2016.

The employment agreements with our Executive Team members in place as of December 31, 2016 included change-of-control provisions that were designed to provide protection to the executives so they are not distracted by their personal, professional and financial situations at a time when Primerica needs them to remain focused on their responsibilities, which is in Primerica’s best interests and those of all its stockholders. These agreements provided for a “double-trigger” payout only in the event of both: (i) a change in control; and (ii) the named executive officer is either terminated from his or her position other than for cause or terminates his or her employment for good reason within a limited period of time before or after the transaction.

Potential payments to our named executive officers in the event of a change of control are reported below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. The amounts shown in the table are the amounts that could be payable under plans and arrangements in place as of December 31, 2016 if the named executive officer’s employment had terminated as of that date. The table below does not include amounts to which our named executive officers would already be entitled that are described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions of “cause,” “good reason” and “change of control” that were included in the agreements as of December 31, 2016 follow the table.

A =	Severance arrangement for termination without cause or for good reason
B =	Termination for cause
C =	Voluntary termination
D =	Termination without cause after a change of control
E =	Death or disability

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Potential Payments and Benefits

Name		Cash Severance		Bonus Earned as of Event Date (1)	Sec 280G Excise Tax and Related Gross-Up (2)	Total Cash Payments	Vesting of Unvested Long-Term Awards (3)	Health and Welfare Continuation (4)
Glenn J. Williams	A	$4,500,000	(5)	$1,977,000	—	$6,477,000	$4,247,129	$34,555
	B	—		—	—	—	—	—
	C	—		$1,977,000	—	$1,977,000	—	—
	D	$4,500,000	(5)	$1,977,000	—	$6,477,000	$4,825,015	$34,555
	E	—		$1,977,000	—	$1,977,000	$4,825,015	$34,555
Peter W. Schneider	A	$1,400,000	(6)	$1,120,300	—	$2,520,300	$2,394,448	$25,033
	B	—		—	—	—	—	—
	C	—		$1,120,300	—	$1,120,300	—	—
	D	$2,100,000	(7)	$1,120,300	—	$3,220,300	$2,675,128	$25,033
	E	—		$1,120,300	—	$1,120,300	$2,675,128	$25,033
Alison S. Rand	A	$900,000	(6)	$527,200	—	$1,427,200	$1,885,029	$22,312
	B	—		—	—	—	—	—
	C	—		$527,200	—	$527,200	—	—
	D	$1,350,000	(7)	$527,200	—	$1,877,200	$2,099,671	$22,312
	E	—		$527,200	—	$527,200	$2,099,671	$22,312
Gregory C. Pitts	A	$900,000	(6)	$527,200	—	$1,427,200	$1,798,430	$33,770
	B	—		—	—	—	—	—
	C	—		$527,200	—	$527,200	—	—
	D	$1,350,000	(7)	$527,200	—	$1,877,200	$1,996,544	$33,770
	E	—		$527,200	—	$527,200	$1,996,544	$33,770
William A. Kelly	A	$450,000	(8)	—	—	$450,000	$1,059,309	—
	B	—		—	—	—	—	—
	C	—		—	—	—	—	—
	D	$450,000	(8)	—	—	$450,000	$1,059,309	—
	E	—		—	—	—	$1,059,309	—

(1)	Our named executive officers are entitled to a pro rata share of the current fiscal year incentive awards in the event of termination without cause or after a change of control. Amounts in this table assume a termination date of December 31, 2016 and reflect cash incentive compensation earned for fiscal 2016 performance.
(2)	No named executive officer is entitled to an excise tax gross-up payment under Section 4999 of the Code.
(3)	The value of unvested RSUs is equal to the closing price of our common stock on December 31, 2016, multiplied by the number of outstanding RSUs. The value of unvested non-qualified stock options is equal to the closing price of our common stock on December 31, 2016 minus the option exercise price, multiplied by the number of unvested stock options. On December 31, 2016, the closing price of our common stock on the NYSE was $69.15 per share. Upon termination without cause due to death or disability, or upon for good reason, the equity awards automatically vest in accordance with their terms. These values disregard the automatic vesting of awards upon the retirement of an eligible employee. PSUs vest at target in connection with a termination following a change in control or due to death or disability, and they are paid based on the actual earned amount at the end of the performance period in the event of termination without cause or for good reason.
(4)	Health and welfare benefits are continued for up to 18 months from the separation date based on current elections and plan premiums.
(5)	Cash severance is equal to 200% of the sum of current annual base salary and target bonus.
(6)	Cash severance is equal to 100% of the sum of current annual base salary and target bonus.
(7)	Cash severance is equal to 150% of the sum of current annual base salary and target bonus.
(8)	Pursuant to the Primerica Separation Pay Plan.

A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each Executive Team member under the employment agreements is an understanding of the definitions of “cause,” “good reason” and “change of control” that are used in those agreements.

Cause means: (i) the executive’s willful misconduct or gross negligence that causes material harm to the Company; (ii) the

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executive’s habitual substance abuse; (iii) the executive’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the executive’s position or to follow the legal direction of our Board following written notice from our Board specifying such failure; (iv) the executive’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude; (v) the executive’s willful theft, embezzlement or act of comparable dishonesty against the Company; or (vi) a material breach by the executive of his or her employment agreement, which breach is not (if curable) cured by the executive within 30 days following his receipt of written notice thereof.

For purposes of the definition of “cause,” no act or failure to act by the executive shall be considered willful unless it is done, or omitted to be done, in bad faith and without reasonable belief that the executive’s action or omission was in the best interests of the Company.

Good Reason means: in the absence of the executive’s written consent, (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities, provided that a change in the executive’s reporting relationship shall not constitute “good reason”; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Change of Control means: (i) any person is or becomes a beneficial owner of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from the Company); (ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company; (iii) individuals who constitute our Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board; (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case, with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than 50 percent of the combined voting power of the Company or other entity resulting from such transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such transaction.

Employment Agreements with Executive Team Members

The employment agreements with our Executive Team members were amended and restated on January 2, 2015, and the new agreements took effect as of January 5, 2015 or, in the case of Mr. G. Williams, our new Chief Executive Officer, April 1, 2015. Subsequently, the agreements for Messrs. Pitts and Schneider and Ms. Rand were modified as of November 17, 2015 to delete certain language that the Compensation Committee was required to reconsider on or before June 1, 2016.

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Comparison of Employment Agreements for Our Chief Executive Officer and Executive Team Members

The Chief Executive Officer employment agreement differs slightly from the employment agreements for the other Executive Team members as described below:

Item	Chief Executive Officer	Other Executive Team Members
Term of Employment Agreements	Three-year term, expiring on April 1, 2018 followed by annual auto-renewals	Three-year term, expiring on January 5, 2018 followed by annual auto-renewals
Annual Base Salary	Subject to annual review and may be increased but not decreased as a result of such review	Subject to annual review and may be increased or decreased as a result of such review
Target Cash Incentive Award	200% of annual base salary for 2015 and unspecified for future years	Specified annually by the Compensation Committee
Severance Benefits for Termination Without Cause or by the Executive for Good Reason	200% of the sum of annual base salary and target bonus	100% of the sum of annual base salary and target bonus
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following Contract Non-Renewal	200% of the sum of annual base salary and target bonus if terminated within two years of contract non-renewal	100% of the sum of annual base salary and target bonus if terminated within one year of contract non-renewal
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following a Change of Control	No separate change of control provision	150% of the sum of annual base salary and target bonus
Non-Competition Covenant	Expires 24 months after employment termination	Expires 18 months after employment termination

Positions and Employment Period

Pursuant to his employment agreement, Mr. G. Williams has been appointed Chief Executive Officer and he has been nominated to serve on our Board as of April 1, 2015. His employment agreement and each employment agreement for the other Executive Team members has a three year term, followed by annual automatic one-year renewals unless terminated by either party within 90 days prior to the completion of the term.

Base Salary

The Chief Executive Officer’s annual base salary during the period of his employment shall be no less than $750,000, subject to annual review by the Compensation Committee for increase but not decrease pursuant to its normal performance review policies for senior executives. The employment agreements provide that the annual base salary for Mr. Schneider is $550,000 and for each of Ms. Rand and Mr. Pitts is $500,000, subject to increase or decrease as a result of annual review by the Compensation Committee pursuant to its normal performance review policies for senior executives.

Annual Cash Bonus

The Chief Executive Officer will be eligible to receive an annual cash bonus upon achieving

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certain performance targets that shall be established in good faith by the Compensation Committee, with the threshold and target annual cash bonus amounts being set by the Compensation Committee annually. Each other Executive Team member will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established by the Compensation Committee, with such executive’s target annual cash bonus opportunity to be determined by the Compensation Committee based upon the recommendations of the Chief Executive Officer.

Long-Term Incentive Awards

Each Executive Team member is eligible to receive, in the good faith discretion of the Compensation Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements. Any outstanding long-term incentive awards will vest upon the termination of the executive’s employment: (i) by the Company without cause or due to the executive’s disability or death; or (ii) by the executive for good reason.

Post-Termination Payments

The material terms and conditions of the severance provisions of the employment agreements are set forth below.

For Cause or By the Executive Without Good Reason

If an executive terminates his or her employment without good reason, then the Company shall pay the executive any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the executive as of the date of his or her termination under the Company’s plans or programs (together, “Accrued Compensation”). If an executive is terminated by the Company for cause, then the executive shall be entitled to receive from the Company the Accrued Compensation, except that he or she will not be entitled to his or her annual bonus for the previous fiscal year of the Company.

Death or Disability

If an executive’s employment is terminated as a result of his or her death or disability, then the Company shall pay to the executive or his or her estate (if termination results from the executive’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In addition, the Company shall provide to the executive and his or her dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits equal to those that would have been provided to the executive and to such dependents under a Company-sponsored plan if the executive’s employment had not been terminated (so long as the executive pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the executive a monthly amount equal to the premium required to be paid by the executive for such benefits (the “Health Benefits”).

By Executive For Good Reason or by the Company Without Cause

If the Chief Executive Officer’s employment is terminated: (i) by the Chief Executive Officer for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the Chief Executive Officer’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to the Chief Executive Officer the Accrued Compensation and Pro-Rated Bonus; (b) pay to the Chief Executive Officer in a lump sum in cash, no later than the 60th day following his termination, an amount equal to two times the sum of the Chief Executive Officer’s annual base salary and target bonus as of the date of his

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termination; and (c) provide to the Chief Executive Officer the Health Benefits.

If any other Executive Team member’s, other than the Chief Executive Officer’s, employment is terminated: (i) by such executive for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the executive’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to such executive Accrued Compensation and the Pro-Rated Bonus; (b) pay to such executive in a lump sum in cash, no later than the 60th day following the executive’s termination, an amount equal to one times the sum of the executive’s annual base salary and target bonus as of the date of the executive’s termination, provided that such amount shall be one and one-half times the sum of his or her annual base salary and target bonus as of the date of termination if his or her termination occurs during the six months prior to or during the two-year period following a change of control; and (c) provide to such executive the Health Benefits.

Defined Terms

The terms “cause” and “change of control” are defined in the applicable employment agreement and are summarized above under “— Potential Payments and Other Benefits Upon Termination or Change of Control.” The term “good reason” was modified in the revised employment agreements to mean, in the absence of the executive’s written consent: (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary, unless replaced by one or more other bonus or incentive opportunities with a comparable aggregate bonus and incentive opportunity; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Restrictive Covenants

Each executive is prohibited from disclosing any confidential information or trade secrets of the Company during the period of his or her employment and for an 18-month period (two-years for the Chief Executive Officer) (in each case, the “Restricted Period”) following his or her termination, and the Company retains ownership of any work product and inventions developed by the executive during the period of his or her employment (but the Chief Executive Officer retains the right to use speeches, addresses and presentations made during such period). Additionally, during the period of the executive’s employment and during the Restricted Period, each executive is prohibited from recruiting, except during the period of his or her employment in connection with satisfying his or her duties to the Company, any person who is or was at any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each executive is prohibited from competing with, or soliciting the business of any of the clients of, the Company during the period of his or her employment and the Restricted Period. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the executive’s employment. In addition, if the Chief Executive Officer is terminated under circumstances that result in the receipt of severance payments, then during the Restricted Period he is prohibited from providing full-time services to any entity that engages in the network marketing of any products direct to the consumer, provided that he may avoid applicability of this provision by repaying to the Company any and all severance payments that he has received.

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AUDIT MATTERS

Audit Committee Report

Committee Composition and Skills

The Audit Committee is composed of four non-employee directors. Our Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the NYSE. Our Board of Directors has also determined that each of Messrs. McCullough and Crittenden and Ms. Day qualify as “audit committee financial experts” as defined by the SEC. All of the Audit Committee members attended at least 90% of the meetings of the Audit Committee held during fiscal 2016. See “Board of Directors–Board Members” for a matrix highlighting the skills of each Audit Committee member and a description of the business background of each Audit Committee member.

Responsibilities of the Audit Committee, Management and the External Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of KPMG, the Company’s independent registered public accounting firm. Further, it is responsible for monitoring and overseeing the Company’s financial reporting, internal controls and internal audit functions, as set forth in the written charter adopted by our Board. In connection with its oversight of the Company’s internal audit function, the Audit Committee reviewed the internal audit plan, competencies and staffing for fiscal 2016. The Company’s Chief Internal Auditor reports directly to the Audit Committee and meets with the Audit Committee in executive session at least quarterly. In addition, the Audit Committee oversees the Company’s risk function and it receives quarterly reports from the Company’s Chief Risk Officer on changes to the Company’s risk profile. The Audit Committee also ensures that management has established procedures relating to any complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee reviews and discusses the quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and Form 10-Q and Form 10-K disclosures under the heading “Management’s Discussion and Analysis and Financial Condition and Results of Operations” with management, the internal auditors and the independent auditors. The Audit Committee Charter is available in the Corporate Governance section of our investor relations website at http://investors.primerica.com. During fiscal 2016, the Audit Committee held ten meetings.

Management is responsible for:

•	The presentation and integrity of the Company’s consolidated financial statements;

•	Selecting accounting and financial reporting principles;

•	Establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act);

•	Establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act);

•	Evaluating the effectiveness of disclosure controls and procedures;

•	Evaluating the effectiveness of internal control over financial reporting; and

•	Evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the

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AUDIT MATTERS

conformity of those financial statements with GAAP as well as an audit of internal control over financial reporting. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the 2016 Annual Report related to its audits.

Appointment, Compensation and Oversight of KPMG

KPMG has served as the Company’s independent public registered public accounting firm since before the IPO in 2010. Prior to retaining KPMG for fiscal 2016, the Audit Committee evaluated KPMG’s performance with respect to fiscal 2015. In conducting this annual evaluation, the Audit Committee reviewed responses to questionnaires completed by members of the Audit Committee and management that covered areas such as independence (including the extent of non-audit services and fees), technical expertise, industry knowledge and communications with the Audit Committee. The Audit Committee also considered KPMG’s tenure and the impact on the Company of changing auditors.

After determining to retain KPMG for fiscal 2016, the Audit Committee reviewed the proposed engagement letter, which included proposed fees for fiscal 2016. Throughout fiscal 2016, the Audit Committee or the Audit Committee Chairman (pursuant to delegation by the Audit Committee) reviewed engagement letters for additional audit or non-audit projects, and the related fees, that were outside the scope of the previously approved fiscal 2016 engagement letter.

Discussions with KPMG

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (which has been reorganized and is now codified as PCAOB Auditing Standard No. 1301). In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.

Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal 2016 with management and KPMG, the Company’s independent registered public accounting firm for fiscal 2016. Based on these discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, as well as the discussions referenced above, the Audit Committee recommended to our Board that the audited consolidated financial statements for fiscal 2016 be included in the 2016 Annual Report for filing with the SEC.

AUDIT COMMITTEE:

Robert F. McCullough, Chair

P. George Benson

Gary L. Crittenden

Cynthia N. Day

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Fees and Services of KPMG

Pursuant to an appointment by the Audit Committee, KPMG has served as the Company’s independent registered public accounting firm for fiscal 2016 and has audited the accounts of the Company and its subsidiaries for such year.

Fees Paid to KPMG

The following table sets forth the aggregate fees that the Company paid to KPMG in fiscal 2016 and fiscal 2015. All of the fees were approved by the Audit Committee in accordance with its policies and procedures, including pre-approval of non-audit fees. See “— Pre-Approval of Services Performed by Our Independent Registered Public Accounting Firm.”

	Fiscal 2016	Fiscal 2015
	(In thousands)
Audit fees (1)	$2,603	$2,492
Audit-related fees (2)	98	83
Tax fees (3)	13	14
All other fees	—	—

Total fees	$2,714	$2,589

(1)	Reflects fees for professional services performed for the annual audit, quarterly reviews of the Company’s consolidated and condensed financial statements, statutory audits of the Company’s subsidiaries and other regulatory filings or engagements.
(2)	In fiscal 2016, includes an annual Service Organization Control Report (“SOC1”) issued on behalf of a subsidiary of the Company, fees for a Canadian benefit plan audit, a Financial Intermediary Controls and Compliance Assessment Report issued on behalf of a subsidiary of the Company, and fees for the shelf registration statement filed in early 2016. In fiscal 2015, includes the SOC1 issued on behalf of a subsidiary of the Company, fees for a Canadian benefit plan audit, and workpaper access for the Massachusetts Department of Insurance exam.
(3)	Reflects fees for tax compliance services.

Non-audit fees (consisting of tax fees and all other fees) represented 0.5% of total fees in fiscal 2016.

Pre-Approval of Services Performed by KPMG

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by our independent registered public accounting firm. Specifically, non-audit fees to be incurred by our independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

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STOCK OWNERSHIP

Ownership of Our Common Stock

Directors and Executive Officers

The following table furnishes information regarding beneficial ownership of our common stock by each director, each named executive officer and our directors and executive officers as a group, all as of March 1, 2017. Unless otherwise noted, voting power and investment power in our common stock are exercisable solely by the named person. As of March 1, 2017, there were 45,702,132 shares of our common stock outstanding. The address for each of our directors (other than Mr. Mason) and executive officers is c/o Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
John A. Addison, Jr.	25,143	*	Includes 2,593 vested RSUs. Excludes 478 RSUs that do not vest within 60 days.
Joel M. Babbit	6,989	*	Includes 5,541 vested RSUs and 1,448 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 RSUs that do not vest within 60 days.
P. George Benson	13,567	*	Includes 13,473 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 deferred stock units that do not vest within 60 days.
Gary L. Crittenden	12,916	*	Includes 1,847 vested RSUs and 11,069 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 deferred stock units that do not vest within 60 days.
Cynthia N. Day	6,668	*	Represents vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 deferred stock units that do not vest within 60 days.
Mark Mason	10,103	*	The address for Mr. Mason is c/o Citigroup, 399 Park Avenue, New York, New York 10022. Includes 6,972 vested RSUs. Excludes 478 RSUs that do not vest within 60 days.

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Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
Robert F. McCullough	18,475	*	Includes 13,473 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 deferred stock units that do not vest within 60 days.
Beatriz R. Perez	4,819	*	Includes 3,371 vested RSUs and 1,448 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 RSUs that do not vest within 60 days.
D. Richard Williams	28,269	*	Includes 3,070 vested RSUs. Excludes 478 RSUs that do not vest within 60 days.
Barbara A. Yastine	11,878	*	Includes 11,542 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 478 deferred stock units that do not vest within 60 days.
Glenn J. Williams	104,571	*	Includes 31,133 vested stock options. Excludes 37,029 RSUs, 39,878 stock options and 25,448 PSUs that do not vest within 60 days.
Peter W. Schneider	46,724	*	Includes 15,435 vested stock options. Excludes 20,519 RSUs, 13,372 stock options and 11,206 PSUs that do not vest within 60 days.
Gregory C. Pitts	28,402	*	Includes 5,732 vested stock options. Excludes 15,192 RSUs, 10,602 stock options and 8,458 PSUs that do not vest within 60 days.
Alison S. Rand	49,789	*	Includes 10,404 vested stock options. Excludes 16,395 RSUs, 11,247 stock options and 9,319 PSUs that do not vest within 60 days.
William A. Kelly	22,986	*	Excludes 13,585 RSUs that do not vest within 60 days.
All directors and executive officers as a group (15 people)	391,299	*

* Less than one percent

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STOCK OWNERSHIP

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	4,764,189	10.4%	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 13, 2017. Vanguard has sole voting power with respect to 92,884 shares, shared voting power with respect to 5,987 shares, sole dispositive power with respect to 4,667,795 shares, and shared dispositive power with respect to 96,394 shares.
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	4,451,293	9.7%	Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 25, 2017. BlackRock has sole voting power with respect to 4,276,355 shares and sole dispositive power with respect to 4,451,293 shares.
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars 2nd Floor Los Angeles, CA 90067	3,371,172	7.4%	Based on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 9, 2017. Kayne Anderson has sole voting and dispositive power with respect to 2,871,781 shares and shared voting and dispositive power with respect to 499,391 shares.
Ruane, Cunniff & Goldfarb Inc. 9 West 57th Street Suite 5000 New York, NY 10019	3,008,752	6.6%	Based on a Schedule 13G filed by Ruane, Cunniff & Goldfarb Inc. (“Ruane”) on February 14, 2017. Ruane has sole voting and dispositive power with respect to all of the shares.

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Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Baron Capital Group, Inc. 767 Fifth Avenue 49th Floor New York, NY 10153	2,930,705	6.4%	Based on a Schedule 13G/A filed by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron on February 14, 2017. BAMCO has shared voting power with respect to 2,425,457 shares and shared dispositive power with respect to 2,703,625 shares. Baron Capital Group, Inc. and Ronald Baron each have shared voting power with respect to 2,652,537 and shared dispositive power with respect to 2,930,705 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power with respect to 227,080 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during fiscal 2016.

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RELATED PARTY TRANSACTIONS

Policies and Procedures Governing Related Party Transactions

Our Board has adopted a written policy with respect to related party transactions. This policy provides procedures for the review, and approval or ratification, of certain transactions involving related parties required to be reported under applicable rules of the SEC. The policy, which is administered by the Audit Committee, applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $120,000 in any fiscal year and a related party has a direct or indirect material interest. Certain transactions that we entered into prior to the IPO are excluded from the definition of related party transactions. Under the policy, a related party includes (i) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director, (ii) a greater than 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of either of the foregoing persons or (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will approve or ratify a related party transaction only if it determines the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Transactions with Citigroup

As of December 13, 2011, Citigroup no longer had an ownership interest in Primerica. However, Mr. Mason, a member of Citigroup’s senior management team, continues to serve on our Board of Directors. Mr. Mason is not an executive officer of Citigroup.

In connection with the IPO, we entered into certain agreements and transactions with Citigroup that continue to be effective. In fiscal 2016, the aggregate amount we paid to Citigroup represented less than 0.5% of Citigroup’s total revenues. The Company does not believe that Mr. Mason has any material interest, whether direct or indirect, in the transactions and agreements we entered into with Citigroup in April 2010 in connection with the IPO or in any other arrangements that we have with Citigroup pursuant to which the Company pays immaterial amounts to Citigroup.

Other Transactions

Mr. Addison, one of our directors, serves on the Board of Directors of LegalShield. The Company has a business relationship with LegalShield pursuant to which Primerica and members of our sales force receive a commission for sales of LegalShield’s legal protection plans. The Company does not believe that Mr. Addison has any material interest, whether direct of indirect in these transactions or our arrangements with LegalShield.

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INFORMATION ABOUT VOTING AND

THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies for the Primerica, Inc. Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 17, 2017 at 10:00 a.m., local time, at the Primerica Theater located in Primerica’s home office, One Primerica Parkway, Duluth, Georgia 30099.

On or about April 5, 2017, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of our common stock as of March 21, 2017, other than those stockholders who previously requested electronic or paper delivery of communications from us. The notice will contain instructions on (i) how to access this Proxy Statement and the 2016 Annual Report to Stockholders (the “Annual Stockholders Report”) and (ii) how to vote over the Internet, how to request and return a proxy card by mail and how to vote by telephone.

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the SEC requires us to provide annually to our stockholders. This Proxy Statement is also used by our Board of Directors to solicit proxies to be used at the Annual Meeting so that all stockholders of record have an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person. Our Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies (the “Proxy Committee”). The members of the Proxy Committee are Mr. G. Williams, our Chief Executive Officer, and Mr. Schneider, our President.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

We are permitted by SEC rules to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. We believe that this “e-proxy” process expedites your receipt of proxy materials, while lowering the costs and reducing the environmental impact of the Annual Meeting. Unless requested, holders of our common stock will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this Proxy Statement and the Annual Stockholders Report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may vote over the Internet, how to request and return a proxy card by mail, and how to vote by telephone. If you receive a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of the proxy materials, then you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 21, 2017. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock as of the close of business on the record date must be present,

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either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, 45,602,082 shares of our common stock were issued and outstanding. Shares represented by valid proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of common stock I hold?

Each share of our common stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on.

What proposals will require my vote?

You are being asked to vote on the following proposals:

•	The election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	The approval of the Second Amended and Rested Primerica, Inc. Omnibus Incentive Plan (Proposal 2);

•	The consideration of an advisory vote on the compensation of our named executive officers as described in this Proxy Statement (Proposal 3)

•	The consideration of an advisory vote to determine stockholder preference on the frequency of the Say-on-Pay vote (Proposal 4); and

•	The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2017 (Proposal 5).

What vote is required to approve each proposal or elect directors, and how will my vote be counted?

Proposal 1: Election of Eleven Directors

Each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Board would decide whether to accept or reject the resignation, or whether to take other action and would publicly disclose its decision and rationale behind it. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 2: Approval of the Second Amended and Restated Primerica, Inc. Omnibus Incentive Plan

This proposal requires approval by the holders of at least a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 3: Advisory Vote on Executive Compensation (Say-on-Pay)

This proposal requires approval by the holders of at least a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. This is an advisory vote and is therefore not binding.

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Proposal 4: Advisory Vote on the Frequency of the Say-on-Pay Vote (Say-When-on-Pay)

There will be no approval or adoption of a resolution or proposal relating to this matter. Rather, the Board will consider the results of the vote and other relevant information in establishing the Company’s policy on the frequency of future advisory votes on executive compensation.

Proposal 5: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

This proposal requires approval by the holders of at least a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

How does our Board of Directors recommend that I vote?

Our Board recommends that you vote:

•	“FOR” the election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	“FOR” approval of the Second Amended Primerica, Inc. 2010 Omnibus Incentive Plan (Proposal 2);

•	“FOR” approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement (Proposal 3);

•	In favor of the option that calls for future Say-on-Pay votes to be held annually (Say-When-on-Pay) (Proposal 4); and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2017 (Proposal 5).

What is the difference between a registered stockholder and a beneficial holder of shares?

•

If your shares of common stock are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered a “registered stockholder” with respect to those shares. Registered stockholders and holders of shares held in the Primerica, Inc. Stock Purchase Plan (the “Stock Purchase Plan”) will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the Annual Stockholders Report and how to vote over the Internet, how to request and return a proxy card by mail, and how to vote by telephone.

•

If your shares are held in “street name” through a broker, bank or other nominee, then you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke previous voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial holders may vote in person only if they have a legal proxy to vote their shares.

How do I vote?

If you are a registered stockholder, then you have four voting options. You may vote:

•	Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you received;

•	By telephone through the number noted on your proxy card (if you received a proxy card);

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•	By signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	By attending the Annual Meeting and voting in person.

We encourage you to vote your shares as soon as possible by proxy even if you plan to attend the Annual Meeting.

If you are a beneficial holder, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the NYSE, brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2017 is considered a routine matter.

None of the other proposals to be considered at the Annual Meeting is considered a routine matter. If a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.

Can I change my mind after I vote?

If you vote by proxy, then you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this in one of the following three ways:

•	Vote again using the Internet or by telephone prior to the Annual Meeting; or

•	Sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	Attend the Annual Meeting in person and vote in person.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then the Proxy Committee will vote the shares represented by valid proxies in accordance with its best judgment. Notwithstanding the foregoing, shares represented by valid proxies that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the Annual Meeting will not be voted on those other matters and will not be counted in determining the number of votes cast with respect to those other matters. At the time this Proxy Statement was printed, management was unaware of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the vote, and a representative of Carl T. Hagberg and Associates will act as the independent inspector of elections for the Annual Meeting and will certify the final vote.

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What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card?

This means that you have multiple accounts holding shares of our common stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you receive. Please vote all of the shares you are entitled to vote.

Does the Company participate in householding?

A single set of proxy materials, along with individual proxy cards, or individual Notices of Internet Availability of Proxy Materials, will be delivered in one envelope to multiple stockholders of record having the same last name and address, unless contrary instructions have been received from an affected stockholder. This is referred to as “householding.” We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees. If you would like to enroll in this service or receive individual copies of all documents, then please contact Broadridge by calling toll-free at 1-800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and would like to revoke your consent or otherwise would like to receive separate copies of our proxy materials, then please contact Broadridge as described above and we will promptly deliver them to you upon your written or oral request.

A number of brokerage firms have instituted householding. If you hold your shares in street name, then please contact your bank, broker or other nominee to request information about householding.

How do I vote the shares that I purchased through the Stock Purchase Plan?

If you are a registered stockholder and you own shares of our common stock through the Stock Purchase Plan, and the accounts are registered in the same name, then you will receive one Notice of Internet Availability of Proxy Materials representing your combined shares. If your registered account and your Stock Purchase Plan are registered in different names, then you will receive separate Notices of Internet Availability of Proxy Materials. If you hold shares through the Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern daylight savings time on May 16, 2017, unless you vote in person at the Annual Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then abstentions will have no impact on the outcome of the vote with respect to Proposal 1 (election of eleven directors), Proposal 2 (approval of the Amended Plan), Proposal 3 (Say-on-Pay), Proposal 4 (Say-When-on-Pay) and Proposal 5 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2017).

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Primerica stockholders, members of their immediate families or their named representatives. The Company reserves the right to limit the number of named representatives who may attend the Annual Meeting. In order to gain admittance to the meeting, you may be required to show evidence that you were a holder of our common stock on the record date.

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

How can I listen to the live webcast of the Annual Meeting?

You may listen to a live webcast of the Annual Meeting at http://investors.primerica.com. The webcast will allow you to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live webcast, then please submit your vote prior to the Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at http://investors.primerica.com until at least June 16, 2017. Registration to listen to the webcast will be required. We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged AST Phoenix Advisors, Inc. to assist with the solicitation of proxies for an annual fee of $7,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

IN ORDER THAT YOUR SHARES OF OUR COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY MATERIALS E-MAIL OR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on May 17, 2017.

The Proxy Statement and the 2016 Annual Report to Stockholders are available free of charge at www.proxyvote.com and at http://investors.primerica.com

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Other Business for Presentation at the Annual Meeting

Our Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor are they aware of any business which other persons intend to present at the Annual Meeting.

Should any other matter or business requiring a vote of stockholders arise, the Proxy Committee intends to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with its best judgment in the interest of the Company.

Other Information

Consolidated financial statements for Primerica, Inc. are included in the 2016 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549, and the NYSE. The 2016 Annual Report is also available on our investor relations website at http://investors.primerica.com. A copy of the Company’s Annual Report on Form 10-K for fiscal 2016 (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Stockholder Proposals for Inclusion in Our 2018 Proxy Statement

The Company encourages stockholders to contact the Company’s Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of our Board, the Company’s Corporate Secretary acts as the corporate governance liaison to our stockholders.

If any stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), such proposal must be received by the Company not later than the close of business at 5:00 p.m. local time on December 6, 2017, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, stockholder proposals are required to be submitted to the Company’s Corporate Secretary as follows:

Corporate Secretary

Primerica, Inc.

One Primerica Parkway

Duluth, Georgia 30099

Fax: 470-564-6600

Procedures for Business Matters and Director Nominations for Consideration at the 2018 Annual Meeting of Stockholders

Our Amended and Restated By-Laws provide a formal procedure for bringing business before an Annual Meeting of Stockholders. A stockholder proposing to present a matter or nominate a director for consideration at the 2018 Annual Meeting is required to deliver a written notice to the Company’s Corporate Secretary, no earlier than the close of business at 5:00 p.m. local time on January 17, 2018, and not later than the close of business at 5:00 p.m. local time on February 16, 2018. In the event that the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting , the notice must be delivered to the Company’s Corporate Secretary not earlier than the 120th day prior to the 2018 Annual Meeting and not later than the later of the 90th day prior to the 2018 Annual Meeting or, if the first public announcement of the date of the 2018 Annual Meeting is less than 100 days prior to the date of the 2018 Annual Meeting, the 10th day following the day on which public

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announcement of the date of the 2018 Annual Meeting is first made by the Company.

Notice Requirements for Non-Business Matters

Our Amended and Restated By-Laws contain advance notice procedures with regard to stockholder proposals not related to business matters. A stockholder’s notice to the Company’s Corporate Secretary must be in proper written form and must set forth, as to each matter that the stockholder proposes to bring before an annual meeting of stockholders, a description of the business desired to be brought before such annual meeting and the reasons for conducting that business at such annual meeting; the name and record address of that stockholder and of the beneficial owner, if any; the class and series and number of shares of each class and series of the Company’s capital stock that are owned beneficially or of record by that stockholder or by the beneficial owner, if any; a description of all arrangements, agreements or understandings between that stockholder or any beneficial owner and any other person in connection with the proposal of that business and any material interest of that stockholder in that business; information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; a representation that the stockholder is a holder of record of our stock entitled to vote at such annual meeting and that the stockholder intends to appear in person or by proxy at such annual meeting to bring that business before such annual meeting; and any other information relating to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act. The stockholder providing the notice is required to update and supplement such notice as of the record date of such annual meeting. If the notice does not contain all of the information specified in Section 5 of Article II of our Amended and Restated By-Laws, then the proposed business will not be transacted at such annual meeting. Such By-Law provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after February 19, 2018 of an intent to present a proposal at the 2018 Annual Meeting (and for any reason the proposal is voted upon at the 2018 Annual Meeting), then the Proxy Committee will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the 2018 Annual Meeting, without including information regarding the proposal in its proxy materials.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his intention to present a proposal at an annual meeting of stockholders in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Notice Requirements for Nomination of Directors

The Corporate Governance Committee will consider stockholder recommendations for directors. Stockholder recommendations must be forwarded by the stockholder to the Company’s Corporate Secretary with biographical data about the recommended individual. Our Amended and Restated By-Laws provide the formal procedure for nominations by stockholders of director candidates. A stockholder intending to make such a nomination is required to deliver, to the Company’s Corporate Secretary, a notice that contains all of the information specified in

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Article II, Section 5 of our Amended and Restated By-Laws, including the name and record address of that stockholder and of the beneficial owner, if any; the class and series and number of shares of each class and series of the Company’s capital stock that are owned beneficially or of record by that stockholder or by the beneficial owner, if any; a description of all arrangements, agreements or understandings between that stockholder or any beneficial owner and any other person in connection with the nomination and any material interest of that stockholder in the nomination; information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; a representation that the stockholder is a holder of record of our stock entitled to vote at the annual meeting of stockholders and that the stockholder intends to appear in person or by proxy at such annual meeting to bring that nomination before such annual meeting; and any other information relating to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the election of directions pursuant to Section 14 of the Exchange Act.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to our Board of Directors, the notice must set forth the name, age, business and residence addresses, and the principal occupation and employment of the person, the class and securities and number of shares of each class and series of the Company’s capital stock which are owned beneficially or of record by the person, information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest and any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, and each proposed nominee.

If the notice does not contain all of the information specified in Article II, Section 5 of our Amended and Restated By-Laws, the proposed business will not be transacted at an annual meeting of stockholders. Such By-Law provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

By Order of Our Board,

Stacey K. Geer

Corporate Secretary

Duluth, Georgia

April 5, 2017

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Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan

1.	Purpose

The purposes of the Primerica, Inc. 2010 Omnibus Incentive Plan (the “Plan”) are to (i) align the long-term financial interests of employees, directors, consultants, agents and other service providers of the Company and its Subsidiaries with those of the Company’s stockholders; (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Term

(a) Effective Date. The Plan was originally adopted by the Board on March 31, 2010, and became effective as of April 1, 2010. It ~~The Plan~~ was amended by the Board on March 23, 2011, subject to stockholder approval, which was obtained on May 18, 2011. It was later amended by the Board on February 16, 2017 and will be submitted to stockholder approval on May 17, 2017.

(b) Duration. Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 21~~20~~ hereof, the Plan shall remain in effect until the earlier of (a) the date all shares of Common Stock subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) the tenth anniversary of the date the Plan becomes effective pursuant to Section 2(a) hereof. No Awards shall be granted under the Plan after such termination date but Awards granted prior to such termination date shall remain outstanding in accordance with their terms.

3.	Definitions

“Award” shall mean an Option, SAR, Stock Award or Cash Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award.

“Board” shall mean the Board of Directors of the Company.

“Cash Award” means cash awarded under Section 7(d) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Criteria or otherwise as permitted under the Plan.

“Cause” shall have meaning set forth in the Participant’s employment agreement with the Company, as in effect on the date an Award is granted; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in the Award Agreement, (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any affiliate; (iv) the plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach of the Participant’s obligations under any agreement entered into between the Participant and the Company or any affiliate; or (vii) a material breach of the Company’s written policies or procedures.

“Change of Control” shall have the meaning set forth in Section 14~~3~~.

~~“Citigroup” shall mean Citigroup, Inc. and its affiliates.~~

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

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“Committee” shall mean the Board or a committee designated by the Board to administer the Plan. With respect to Awards granted to Covered Employees (or individuals expected to become Covered Employees), such committee shall consist of two or more individuals, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Primerica, Inc., a Delaware corporation.

“Covered Employee” shall mean a “covered employee,” as such term is defined in Section 162(m)(3) of the Code.

“Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).

“Disability” shall, unless otherwise provided in an Award Agreement, mean that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Primerica; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.

“Eligible Recipient” shall mean (i) any employee (including any officer) of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary or (iii) any individual performing services for the Company or a Subsidiary in the capacity of a consultant or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

“Fair Market Value” shall mean, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

“Nonemployee Directors’ Deferred Compensation Plan” shall mean the Primerica, Inc. Nonemployee Directors’ Deferred Compensation Plan effective as of January 1, 2011 pursuant to which nonemployee members of the Board may elect to defer cash or equity compensation and to receive all of such deferral amounts in the form of Common Stock at such later date as is specified in the Board member’s election documents.

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

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“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

“Participant” shall mean an Eligible Recipient who has been granted an Award under the Plan.

“Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures pre-established by the Committee in its sole discretion, based on one or more of the following: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) implementation or completion of critical projects or processes; (10) cash flow; (11) gross or net profit margin; (12) achievement of strategic goals; (13) growth and/or performance of the Company’s sales force; (14) operating service levels; and (15) any combination of, or a specified increase in, any of the foregoing. The Performance Criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) or to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee in its sole discretion may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee, in its sole discretion, shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. Notwithstanding the foregoing, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without jeopardizing the tax deductibility of such Awards by the Company on account of Section 162(m).

“Person” shall have the meaning set forth in Section 14(d)(2) of the Exchange Act.

“Plan Administrator” shall have the meaning set forth in Section 11~~0~~.

“Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii).

“SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).

“Section 16(a) Officer” shall mean an Eligible Recipient who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

“Specified Employee” shall have the meaning set forth in Section 409A of the Code and the Treasury Regulations promulgated thereunder.

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EXHIBIT A

“Stock Award” shall have the meaning set forth in Section 7(c)(i).

“Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii).

“Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(v).

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain (or such lesser percent as is permitted by Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations).

“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

~~“Warburg” shall mean, collectively, Warburg Pincus X Partners, L.P. (“~~Warburg LP~~”), Warburg Pincus Private Equity X, L.P. (“Warburg PE”), Warburg Pincus LLC (“Warburg LLC”), Warburg Pincus & Co. and any Affiliates of Warburg PE, Warburg LP or Warburg LLC.~~

4.	Administration

(a) Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan and Award Agreements, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine Performance Criteria no later than such time as required to ensure that an underlying Award which is intended to qualify as “performance-based compensation under”~~comply with~~ Section 162(m) of the Code would so qualify~~complies~~; and (iv) establish all other terms, conditions, and limitations applicable to Awards, Award programs and, if applicable, the shares of Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to (A) the limitations contained in Section 4(d) of this~~e~~ Plan and Section 409A of the Code with respect to all Participants and (B) the provisions of Section 162(m) of the Code with respect to Awards to Covered Employees that are intended to qualify as “performance-based compensation” thereunder. For Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no amount shall be earned or paid under the Plan prior to the written certification by the Committee that, and the extent to which, the Performance Criteria have been attained. The Committee may establish such other rules applicable to such Awards to the extent not inconsistent with Section 162(m) of the Code.

(b) Administration of the Plan. The administration of the Plan shall be managed by the Committee. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee shall have the power to prescribe and modify the forms of Award Agreement, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its

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EXHIBIT A

stockholders and Subsidiaries and all Participants.

(c) Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to individuals who are not Section 16(a) Officers or Covered Employees. For purposes of clarity, the Committee may delegate pursuant to this Section 4(c) any action that this Plan requires be taken by the Committee.

(d) Prohibition Against Repricing. Except as set forth in Section 6(e) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options and SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(e) Indemnification. No member of the Committee or any other Person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such Person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation

(a) Eligible Employees. Subject to Section 7 hereof, the Committee shall determine, in its sole discretion, which Eligible Recipients shall be granted Awards under the Plan.

(b) Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to an Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be taken in compliance with Section 162(m) of the Code and that any such action taken with respect to an Award to any Eligible Recipient that ~~Employee who~~ is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

6.	Available Shares of Common Stock; Limitations on Director Compensation

(a) Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares purchased

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EXHIBIT A

in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards shall not exceed 12,200,000~~10,800,000~~ shares of Common Stock, all of which may be granted as ISOs.

(b) Forfeited and Expired Awards. Awards (or a portion of an Award) made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares of Common Stock shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by a SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

(c) Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash or the granting of Cash Awards; or (iii) Awards that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Eligible Recipients as a result of such transaction.

(d) Other Limitations on Shares that May be Granted under the Plan; Limitations on Director Compensation.

(i) Subject to Section 6(e), the aggregate number of shares of Common Stock that may be granted to any Covered Employee during a calendar year in the form of Options, SARs, and/or Stock Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall not exceed 1,000,000 shares. Determinations made under this Section 6(d) with respect to Covered Employees shall be made in a manner consistent with Section 162(m) of the Code.

~~(i)~~(ii) The aggregate number of shares of Common Stock that may be granted to any member of the Board (excluding any Covered Employee who is also a member of the Board) during a calendar year under this Plan in the form of Options, SARs, Stock Awards and/or Cash Awards (and excluding for these purposes shares granted under the Nonemployee Directors’ Deferred Compensation Plan) shall not exceed shares valued at $400,000 as of the grant date.

~~(ii)(iii)~~ The aggregate cash value that can be paid to any member of the Board (excluding any Covered Employee who is also a member of the Board) during a calendar year as payment of an annual retainer, chair fees, committee fees, or otherwise (and excluding for these purposes any reimbursement of expenses) shall not exceed $200,000.

~~(d)~~(e) Adjustments. In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate

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equitable adjustments to the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) and (but, with respect to Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, only to the extent permitted under Section 162(m) of the Code) to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(d)), and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria. Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without jeopardizing the tax deductibility of such Awards by ~~causing~~ the Company to be denied a tax deduction on account of Section 162(m) of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

7.	Awards Under The Plan

Awards under the Plan may be granted as Options, SARs, Stock Awards or Cash Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion. All awards to Section 16(a) Officers shall be subject to a minimum vesting period of three years, provided that such minimum vesting period shall not apply to any Section 16(a) officer who retires from the Company during the three year vesting period and who, at the time of his or her retirement, is eligible for accelerated vesting upon retirement.

(a) Options. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

(i) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

(ii) Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value of the Common Stock for which the Option is

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exercisable at the time of grant.

(iii) Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares of Common Stock issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between (x) the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or canceled.

(iv) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a Subsidiary, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(v) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(vi) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any shares of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO and (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant

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as to the sale of such Stock.

(b) Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than 100% of the Fair Market Value of the same number of shares at the time the SAR was granted. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an Eligible Recipient to whom an Option could be granted under the Plan.

(c) Stock Awards.

(i) Form of Awards. The Committee may grant Awards that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock (“Stock Awards”), including, but not limited to, Restricted Stock, Deferred Stock and Stock Units. Stock Awards shall be subject to such terms, conditions (including, without limitation, service-based and performance-based vesting conditions), restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii) Stock Payment. If not prohibited by applicable law, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

(iii) Restricted Stock. Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv) Deferred Stock. Subject to Section 409A of the Code to the extent applicable, Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(v) Stock Units. A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(d) Cash Awards. The Committee may grant Awards that are payable to Participants in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and, except as

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otherwise provided in this Section 7(d), such Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 7(d) may be granted with value and payment contingent upon the achievement of Performance Criteria, and, if so granted, such criteria shall relate to periods of performance equal to or exceeding one calendar year. The maximum amount that any Covered Employee may receive with respect to a Cash Award granted pursuant to this Section 7(d) in respect of any annual performance period is $10,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any Participant who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee under this Section 7(d) with respect to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code prior to the written certification by the Committee that, and the extent to which, the Performance Criteria have been attained. The Committee may establish such other rules applicable to Cash Awards to the extent not inconsistent with Section 162(m) of the Code.

8.	Forfeiture Following ~~a~~ Termination of Employment.

~~or Service as a Consultant or Independent Contractor~~

Except where prohibited by applicable law or where otherwise determined by the Committee, in any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s ~~service to~~employment with the Company or its Subsidiaries, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of ~~service~~employment, engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any Person engaged in any business in which the Company or its Subsidiaries is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 8, in its sole discretion. For purposes of this Section 8, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

9.	Forfeiture of a Consultant or Independent Contractor.

(a) Following Termination of Service. Except where prohibited by applicable law or where otherwise determined by the Committee, in any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s service to the Company or its Subsidiaries as a consultant or independent contractor, all of such rights shall terminate and be forfeited, if, in the

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determination of the Committee, the Participant, at any time subsequent to his or her termination of service, engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any Person engaged in any business in which the Company or its Subsidiaries is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary (including any restrictive covenants contained in such Participant’s contracts with the Company or a Subsidiary) or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 9(a), in its sole discretion. For purposes of this Section 9(a), a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

(b) During Service Period with the Company. In the event that the Committee determines that an Award that was granted, vested or paid to a Participant who is classified by the Company or a Subsidiary as a consultant or independent contractor based on the achievement of certain criteria would not have been granted, vested or paid absent error, fraud or misconduct on the part of the Participant or any other consultant or independent contractor in his or her sales organization, the Committee may cause the partial or full cancellation of such Award to address the error, fraud or misconduct.

10.	Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents, as applicable. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid or accrue with respect to any Stock Award subject to the achievement of Performance Criteria, unless and until the relevant Performance Criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.

11.	Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that a Stock Award shall carry voting rights, the shares allocated to such Stock Award shall be voted by such Person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules). In such

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cases, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other Awards (including, for these purposes, outstanding awards granted under any other plan of the Company) that are eligible to vote (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

12.	Payments and Deferrals

(a) Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash (including Cash Awards) under such rules and procedures as it may establish, in its discretion, from time to time, (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents, (iv) stipulate in any Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences under Section 409A of the Code.

(b) If, pursuant to any Award granted under the Plan that is subject to Section 409A of the Code, a Participant is entitled to receive a distribution or payment on a specified date or at a specified time, such payment shall not be made later than the date required in order ~~deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that, to the extent necessary~~ to avoid the imposition of additional taxes or penalties under Section 409A of the Code~~, the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made~~.

(c) Notwithstanding the foregoing, to the extent necessary to avoid the imposition of additional taxes or penalties under Section 409A of the Code, if a Participant is a Specified Employee, no ~~at the time of his or her Separation from Service, any~~ payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would ~~otherwise~~ be entitled by reason of such Separation from Service shall be made before~~on~~ the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d) If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, unless otherwise specified in an Award Agreement. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

13.	Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the

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exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

14.	Change of Control

(a) Unless otherwise determined in an Award Agreement, in the event of a Change of Control:

(i) With respect to each outstanding Award that is assumed or substituted in connection with a Change of Control, in the event of a termination of a Participant’s employment or service without Cause during the 24-month period following such Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.

(ii) With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.

(iii) For purposes of this Section 14~~3~~, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Common Stock, the Award instead confers the right to receive common stock of the acquiring entity.

(iv) Notwithstanding any other provision of the Plan, in the event of a Change of Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change of Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change of Control over the exercise or purchase price (if any) per share of Common Stock subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

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(b) A “Change of Control” shall be deemed to occur if and when the first of the following occurs:

(i) any Person~~, other than Citigroup or Warburg,~~ is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from ~~Citigroup or~~ the Company);

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

(iii) individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other entity resulting from such Transaction ~~(disregarding, in each case, Citigroup)~~ in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction~~; provided, however, that a Transaction shall not constitute a Change in Control if the Transaction occurs at such time that Citigroup owns more than 50% of the combined voting power of the Company~~.

~~(c) Notwithstanding the foregoing, no event shall constitute a Change of Control if, immediately following such event, (x) Warburg beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding securities (or, in the case of clause (v) above, voting securities of the entity resulting from the applicable Transaction entitled to vote generally in the election of directors), and (y) no person (other than the Company or any employee benefit plan (or related trust) of the Company or the resulting entity) owns, directly or indirectly, more of the combined voting power of the Company’s then outstanding securities (or, in the case of clause (v) above, voting securities of the entity resulting from the applicable Transaction entitled to vote generally in the election of directors) than Warburg.~~

~~(d)~~(c) Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

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15.	Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

16.	Tax Withholding

Participants shall be solely responsible for any applicable taxes (including, without limitation, income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding at the maximum statutory rate of any federal, state, local, foreign or other governmental taxes or charges required by law ~~or such greater amount of withholding as the Committee shall determine from time to time~~ and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

17.	Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

18.	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other Person any right, title, or interest in any assets of the Company.

19.	Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10~~9~~ of this Plan.

20.	Future Rights

No Eligible Recipient shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Eligible Recipients under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any Eligible

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Recipient any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of Eligible Recipients at any time, free from any claim or liability under the Plan.

21.	Amendment and Termination

(a) The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of individuals eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, (vi) delete or limit the prohibition against repricing contained in Section 4(d), or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 14~~3~~(a) and Section 2~~0~~1(b) and (c) of this Plan, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b) The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of a Participant’s offer letter or employment agreement, and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 21~~0~~(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 21~~0~~(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 21~~0~~(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(c) To the extent that a Participant and an Award are subject to Section 111 of the Emergency Economic Stabilization Act of 2008 and any regulations, guidance or interpretations that may from time to time be promulgated thereunder (“EESA”), then any payment of any kind provided for by, or accrued with respect to, the Award must comply with EESA, and the Award Agreement and the Plan shall be interpreted or reformed to so comply. If the making of any payment pursuant to, or accrued with respect to, the Award would violate EESA, or if the making of such payment, or accrual, may limit or adversely impact the ability of the Company to participate in, or the terms of the Company’s participation in, the Troubled Asset Relief Program, the Capital Purchase Program, or

A-16	Freedom Lives Here™

EXHIBIT A

to qualify for any other relief under EESA, the affected Participants shall be deemed to have waived their rights to such payments or accruals. In addition, if applicable, an Award will be subject to forfeiture or repayment if the Award is based on performance metrics that are later determined to be materially inaccurate. Award Agreements shall provide that, if applicable, Participants will grant to the U.S. Treasury Department (or other body of the U.S. government) and to the Company a waiver in a form acceptable to the U.S. Treasury Department (or other body) and the Company releasing the U.S. Treasury Department (or other body) and the Company from any claims that Participants may otherwise have as a result of the issuance of any regulations, guidance or interpretations that adversely modify the terms of an Award that would not otherwise comply with the executive compensation and corporate governance requirements of EESA or any securities purchase agreement or other agreement entered into between the Company and the U.S. Treasury Department (or other body) pursuant to EESA. For purposes of this S~~subs~~ection 21~~0~~(c), all references to the Company shall be deemed to refer to the Company and its affiliates.

22.	Reimbursement or Cancellation of Certain Awards.

Without limiting the provisions of Section 21~~0~~(c) above, in the event that the Board determines that an award that was granted, vested or paid based on the achievement of Performance Criteria or other performance metrics would not have been granted, vested or paid absent fraud or misconduct, or that would not have been granted, vested or paid absent events giving rise to a restatement of the Company’s financial statements, or a significant write-off not in the ordinary course affecting the Company’s financial statements, the Board, in its discretion, shall take such action as it deems necessary or appropriate to address the fraud, misconduct, write-off or restatement. Such actions may include, without limitation and to the extent permitted by applicable law, in appropriate cases, (i) requiring partial or full reimbursement of any Cash Award granted to the Participant, (ii) causing the partial or full cancellation of any Award granted to the Participant or (iii) requiring partial or full repayment of the value of the Common Stock acquired on vesting or settlement of an Award, in each case as the Board determines to be in the best interests of the Company. If following the effective date of this Plan the Company adopts a compensation clawback or recoupment policy as required under Section 954 of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then this Section 22 shall automatically be modified to the extent necessary so that this Section does not conflict with such policy.

23.	Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

24.	Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

25.	Section 409A of the Code

The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.

26.	No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

Primerica 2017 Proxy Statement	A-17

EXHIBIT B

Reconciliation of GAAP and Non-GAAP Financial Measures

We report the Company’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we present certain non-GAAP financial measures that exclude the impact of certain items because they are considered unusual and not indicative of our ongoing operations. Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Reconciliations of GAAP to non-GAAP financial measures are set forth below.

	Fiscal 2016	Fiscal 2015
	(In millions)
Total revenues	$1,519.1	$1,404.2
Operating revenues reconciling items:
Less: Realized investment gains (losses), including other-than-temporary impairments (“OTTI”)	4.1	(1.7)

Operating revenues	$1,515.0	$1,405.9

	Fiscal 2016	Fiscal 2015
	(In millions)
Net income	$219.4	$189.9
Net operating income reconciling items:
Less: Realized investment gains (losses), including OTTI	4.1	(1.7)
Less: Tax impact of operating income reconciling items	(1.5)	0.5

Net operating income	$216.8	$191.1

	Fiscal 2016	Fiscal 2015
Diluted earnings per share	$4.59	$3.70
Diluted operating earnings per share reconciling items:
Less: Net after-tax impact of operating adjustments	0.06	(0.02)

Diluted operating earnings per share	$4.53	$3.72

Primerica 2017 Proxy Statement	B-1

EXHIBIT B

	Fiscal 2016	Fiscal 2015
	(Dollars in millions)
Average stockholders’ equity	$1,196.2	$1,194.8
Average adjusted stockholders’ equity reconciling items:
Less: Unrealized net investment gains recorded in stockholders’ equity, net of tax	56.6	61.7

Average adjusted stockholders’ equity	$1,139.6	$1,133.1

Net operating income return on adjusted stockholders’ equity	19.0%	16.9%

B-2	Freedom Lives Here™

LOCATION FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

PRIMERICA, INC.

Thursday, May 17, 2017 at 10:00 a.m., local time

Primerica Theater

One Primerica Parkway

Duluth, Georgia 30099

From downtown Atlanta:

•	Take I-85 North to GA-120 — Exit 105 towards Duluth

•	Continue 2.5 miles on access road towards Duluth and take GA 120W exit

•	Continue to third stoplight on GA-120W (0.5 miles) and make a right turn onto Primerica Parkway

•	Continue to second roundabout and go left, then make a right turn into the Primerica complex

Please note that attendance at the Annual Meeting will be limited to stockholders of Primerica, Inc. as of the record date, members of their immediate family or their named representatives).

PRIMERICA, INC. 1 PRIMERICA PARKWAY DULUTH, GA 30099

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2017. Follow the instructions to obtain stock records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

To reduce the costs incurred by our company in mailing proxy materials, please consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on May 16, 2017. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17504-P87170             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIMERICA, INC.			(Proposal 1)			To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			For	Withhold	For All
The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 5 and for EVERY ONE YEAR on Proposal 4:			All ☐	All ☐	Except ☐
1.	To elect the following directors:
Nominees:
	01) John A. Addison, Jr.	07) Robert F. McCullough
	02) Joel M. Babbit	08) Beatriz R. Perez
	03) P. George Benson	09) D. Richard Williams
	04) Gary L. Crittenden	10) Glenn J. Williams
	05) Cynthia N. Day	11) Barbara A. Yastine

	06) Mark Mason						Every	Every	Every	Abstain
							One	Two	Three
		For	Against	Abstain			Year	Years	Years

2.	To approve the Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan.	☐	☐	☐	4.	To consider an advisory vote to determine stockholder preference on the frequency of the Say-on-Pay vote (Say-When-on-Pay).	☐	☐	☐	☐

3.	To consider an advisory vote on executive compensation (Say-on-Pay).	☐	☐	☐				For	Against	Abstain

					5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017.		☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 5 and for every one year on proposal 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his or her discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Annual Meeting of Stockholders

May 17, 2017

10:00 a.m.

Primerica Theater, 1 Primerica Parkway, Duluth, GA 30099

The doors will open at 9:30 a.m.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E17505-P87170

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PRIMERICA, INC.

The undersigned hereby appoints Peter W. Schneider and Glenn J. Williams, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PRIMERICA, INC. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, May 17, 2017 at the Company’s Theater or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 5, FOR EVERY ONE YEAR ON PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)

V.1.1